Exhibit 99.1

2018—Q4

SUPPLEMENTAL INFORMATION PACKAGE

Corporate Office Properties Trust

COPT

CORPORATE OFFICE PROPERTIES TRUST

Earnings Release & Supplemental Information – Unaudited
For the Quarter Ended December 31, 2018

Overview: Section I
Summary Description.......... 1
Equity Research Coverage.......... 2
Selected Financial Summary Data.......... 3
Selected Portfolio Data.......... 4

Financial Statements: Section II
Consolidated Balance Sheets.......... 5
Consolidated Statements of Operations.......... 6
Funds from Operations.......... 7
Diluted Share and Unit Computations.......... 8
Adjusted Funds from Operations.......... 9
EBITDAre and Adjusted EBITDA.......... 10

Portfolio Information: Section III
Office and Data Center Shell Properties by Segment.......... 11
NOI from Real Estate Operations and Occupancy by Property Grouping.......... 12
Consolidated Real Estate Revenues and NOI by Segment.......... 13
Cash NOI by Segment.......... 14
Same Properties Average Occupancy Rates by Segment.......... 15
Same Properties Period End Occupancy Rates by Segment.......... 15
Same Properties Real Estate Revenues and NOI by Segment.......... 16
Same Properties Cash NOI by Segment.......... 17
Leasing – Office and Data Center Shell Portfolio.......... 18-19
Lease Expiration Analysis.......... 20-21
2019 Core Portfolio Quarterly Lease Expiration Analysis.......... 22
Top 20 Tenants.......... 23

Investing Activity: Section IV
Summary of Construction Projects.......... 24
Summary of Redevelopment Projects.......... 25
Construction and Redevelopment Placed in Service.......... 26
Summary of Land Owned/Controlled.......... 27

Capitalization: Section V
Capitalization Overview.......... 28
Summary of Outstanding Debt.......... 29-30
Debt Analysis.......... 31
Consolidated Real Estate Joint Ventures.......... 32
Unconsolidated Real Estate Joint Venture.......... 33

Reconciliations & Definitions: Section VI
Supplementary Reconciliations of Non-GAAP Measures.......... 34-36
Definitions.......... 37-42

Earnings Release: i-x

Please refer to the section entitled "Definitions" for definitions of non-GAAP measures and other terms we use herein that may not be customary or commonly known.

COPT

Corporate Office Properties Trust
Summary Description

The Company: Corporate Office Properties Trust (the “Company” or “COPT”) is a self-managed real estate investment trust (“REIT”). COPT is listed on the New York Stock Exchange under the symbol “OFC” and is an S&P MidCap 400 Company. We own, manage, lease, develop and selectively acquire office and data center properties. The majority of our portfolio is in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing what we believe are growing, durable, priority missions; we refer to these properties as Defense/IT Locations (sometimes also referred to as “Mission-Centric”). We also own a portfolio of office properties located in select urban/urban-like submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics; these properties are included in a segment referred to as Regional Office Properties (sometimes also referred to as “Urban-Centric”). As of December 31, 2018, we derived 88% of our core portfolio annualized revenue from Defense/IT Locations and 12% from our Regional Office Properties. As of December 31, 2018, our core portfolio of 161 office and data center shell properties, including six owned through an unconsolidated joint venture, encompassed 17.9 million square feet and was 94.0% leased. As of the same date, we also owned a wholesale data center with a critical load of 19.25 megawatts in operations.

Management:	Investor Relations:
Stephen E. Budorick, President & CEO	Stephanie M. Krewson-Kelly, VP of IR
Paul R. Adkins, EVP & COO	443-285-5453, stephanie.kelly@copt.com
Anthony Mifsud, EVP & CFO	Michelle Layne, Manager of IR
443-285-5452, michelle.layne@copt.com

Corporate Credit Rating: Fitch: BBB- Positive; Moody’s: Baa3 Stable; and S&P: BBB- Stable

Disclosure Statement: This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate.  Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.  Important factors that may affect these expectations, estimates and projections include, but are not limited to: general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values; adverse changes in the real estate markets, including, among other things, increased competition with other companies; governmental actions and initiatives, including risks associated with the impact of a prolonged government shutdown or budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases and/or a curtailment of demand for additional space by our strategic customers; our ability to borrow on favorable terms; risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated; risks of investing through joint venture structures, including risks that our joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with our objectives; changes in our plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of impairment losses; our ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships; the dilutive effects of issuing additional common shares; our ability to achieve projected results; security breaches relating to cyber attacks, cyber intrusions and other factors; and environmental requirements.  We undertake no obligation to update or supplement any forward-looking statements.  For further information, refer to our filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2017.

Corporate Office Properties Trust
Equity Research Coverage

Firm	Senior Analyst	Phone	Email
Bank of America Merrill Lynch	Jamie Feldman	646-855-5808	james.feldman@baml.com
BTIG	Tom Catherwood	212-738-6410	tcatherwood@btig.com
Capital One Securities	Chris Lucas	571-633-8151	christopher.lucas@capitalone.com
Citigroup Global Markets	Manny Korchman	212-816-1382	emmanuel.korchman@citi.com
Evercore ISI	Steve Sakwa	212-446-9462	steve.sakwa@evercoreisi.com
Green Street Advisors	Daniel Ismail	949-640-8780	dismail@greenst.com
Jefferies & Co.	Jonathan Petersen	212-284-1705	jpetersen@jefferies.com
JP Morgan	Tony Paolone	212-622-6682	anthony.paolone@jpmorgan.com
KeyBanc Capital Markets	Craig Mailman	917-368-2316	cmailman@key.com
Mizuho Securities USA Inc.	Haendel St. Juste	212-205-7860	haendel.st.juste@mizuhogroup.com
Raymond James	Bill Crow	727-567-2594	bill.crow@raymondjames.com
Robert W. Baird & Co., Inc.	Dave Rodgers	216-737-7341	drodgers@rwbaird.com
Stifel Financial Corp.	John Guinee	443-224-1307	jwguinee@stifel.com
SunTrust Robinson Humphrey, Inc.	Michael Lewis	212-319-5659	michael.lewis@suntrust.com
Wells Fargo Securities	Blaine Heck	443-263-6529	blaine.heck@wellsfargo.com

With the exception of Green Street Advisors, the above-listed firms are those whose analysts publish research material on the Company and whose estimates of our FFO per share can be tracked through Thomson’s First Call Corporation. Any opinions, estimates, or forecasts the above analysts make regarding COPT’s future performance are their own and do not represent the views, estimates, or forecasts of COPT’s management.

Corporate Office Properties Trust
Selected Financial Summary Data
(in thousands, except per share data)

	Page	Three Months Ended										Year Ended
SUMMARY OF RESULTS	Refer.	12/31/18		9/30/18		6/30/18		3/31/18		12/31/17		12/31/18		12/31/17
Net income	6	$18,456		$20,322		$21,085		$18,780		$11,008		$78,643		$74,941
NOI from real estate operations	13	$80,738		$80,854		$80,918		$78,526		$81,439		$321,036		$323,821
Same Properties NOI	16	$71,413		$71,619		$71,937		$69,840		$72,246		$284,809		$287,684
Same Properties Cash NOI	17	$70,923		$71,813		$71,809		$68,905		$71,711		$283,450		$284,470
Adjusted EBITDA	10	$75,200		$75,768		$75,572		$73,707		$76,862		$300,247		$303,391
Diluted AFFO avail. to common share and unit holders	9	$42,755		$38,340		$39,742		$38,218		$31,920		$160,264		$155,313
Dividend per common share	N/A	$0.275		$0.275		$0.275		$0.275		$0.275		$1.100		$1.100

Per share - diluted:
EPS	8	$0.16		$0.18		$0.19		$0.17		$0.10		$0.69		$0.56
FFO - NAREIT	8	$0.47		$0.50		$0.51		$0.49		$0.47		$1.97		$1.94
FFO - as adjusted for comparability	8	$0.50		$0.50		$0.51		$0.50		$0.53		$2.01		$2.02

Numerators for diluted per share amounts:
Diluted EPS	6	$16,906		$18,583		$19,317		$17,033		$9,509		$71,839		$55,230
Diluted FFO available to common share and unit holders	7	$51,834		$53,642		$53,720		$51,537		$48,824		$211,942		$199,170
Diluted FFO available to common share and unit holders, as adjusted for comparability	7	$54,974		$53,938		$53,941		$51,738		$54,065		$215,800		$207,356

Payout ratios:
Diluted FFO	N/A	59.0%		56.3%		54.3%		56.0%		58.7%		56.0%		56.8%
Diluted FFO - as adjusted for comparability	N/A	55.6%		56.0%		54.1%		55.8%		53.0%		55.0%		54.6%
Diluted AFFO	N/A	71.5%		78.8%		73.4%		75.5%		89.7%		74.1%		72.9%

CAPITALIZATION
Total Market Capitalization	28	$4,193,726		$5,119,467		$4,979,083		$4,598,028		$4,903,623
Total Equity Market Capitalization	28	$2,355,222		$3,296,155		$3,095,017		$2,729,913		$3,061,456
Gross debt	29	$1,868,504		$1,853,312		$1,914,066		$1,898,115		$1,872,167
Net debt to adjusted book	31	38.9%		39.2%		41.1%		41.2%		40.8%		N/A		N/A
Net debt plus preferred equity to adjusted book	31	39.1%		39.4%		41.3%		41.3%		41.0%		N/A		N/A
Adjusted EBITDA fixed charge coverage ratio	31	3.6	x	3.6	x	3.6	x	3.5	x	3.7	x	3.6	x	3.4	x
Net debt to in-place adjusted EBITDA ratio	31	6.0	x	6.1	x	6.3	x	6.4	x	6.1	x	N/A		N/A
Net debt plus pref. equity to in-place adj. EBITDA ratio	31	6.0	x	6.1	x	6.3	x	6.4	x	6.1	x	N/A		N/A

Corporate Office Properties Trust
Selected Portfolio Data (1)

	12/31/2018	9/30/2018	6/30/2018	3/31/2018 (2)	12/31/17
Operating Office and Data Center Shell Properties
# of Properties
Total Portfolio	163	161	159	159	159
Consolidated Portfolio	157	155	153	153	153
Core Portfolio	161	159	157	157	156
Same Properties	147	147	147	147	147

% Occupied
Total Portfolio	93.0%	92.1%	91.4%	91.0%	93.6%
Consolidated Portfolio	92.6%	91.7%	90.9%	90.5%	93.2%
Core Portfolio (2)	93.1%	92.2%	91.5%	91.1%	94.5%
Same Properties	93.0%	92.1%	91.2%	90.9%	92.1%

% Leased
Total Portfolio	93.9%	93.9%	93.3%	91.8%	94.2%
Consolidated Portfolio	93.5%	93.5%	92.9%	91.3%	93.9%
Core Portfolio (2)	94.0%	94.0%	93.4%	91.9%	95.1%
Same Properties	93.8%	93.8%	93.3%	91.7%	92.8%

Square Feet (in thousands)
Total Portfolio	18,094	17,867	17,655	17,613	17,345
Consolidated Portfolio	17,132	16,905	16,694	16,651	16,383
Core Portfolio	17,937	17,710	17,498	17,456	17,059
Same Properties	16,221	16,221	16,221	16,221	16,221

Wholesale Data Center (in megawatts (“MWs”))
MWs Operational	19.25	19.25	19.25	19.25	19.25
MWs Leased (3)	16.86	16.86	16.86	16.86	16.86

(1)	Our total portfolio, core portfolio and Same Properties reporting included six properties owned through an unconsolidated joint venture totaling 962,000 square feet that were 100% occupied and leased.

(2)
The data above reflects the effect of two properties reported as fully placed in service during the first quarter of 2018 that were previously reported as construction projects since they were held for future lease to the United States Government. If these two properties were reported as fully placed in service as of 12/31/17, our Core Portfolio would have been 92.8% occupied and 93.3% leased as of 12/31/17. Our Same Properties data is reported as if these two properties were fully placed in service as of 1/1/17.

(3)	Leased to tenants with further expansion rights of up to a combined 17.92 megawatts as of 12/31/18.

Corporate Office Properties Trust
Consolidated Balance Sheets
(dollars in thousands)

	12/31/18	9/30/18	6/30/18	3/31/18	12/31/17
Assets
Properties, net:
Operating properties, net	$2,847,265	$2,796,577	$2,760,632	$2,740,264	$2,737,611
Construction and redevelopment in progress, including land (1)	139,304	149,042	91,630	61,844	50,316
Land held (1)	264,057	261,808	331,275	356,171	353,178
Total properties, net	3,250,626	3,207,427	3,183,537	3,158,279	3,141,105
Assets held for sale (2)	—	42,226	42,226	42,226	42,226
Cash and cash equivalents	8,066	9,492	8,472	8,888	12,261
Investment in unconsolidated real estate joint venture	39,845	40,318	40,806	41,311	41,787
Accounts receivable, net	26,277	19,245	23,656	23,982	31,802
Deferred rent receivable, net	89,350	89,171	89,606	87,985	86,710
Intangible assets on real estate acquisitions, net	43,470	47,065	50,586	54,600	59,092
Deferred leasing costs, net	50,191	49,510	48,183	47,886	48,322
Investing receivables	56,982	55,688	54,427	58,800	57,493
Interest rate derivatives	5,617	10,875	9,792	7,960	3,073
Prepaid expenses and other assets, net	85,581	79,349	61,071	64,321	71,334
Total assets	$3,656,005	$3,650,366	$3,612,362	$3,596,238	$3,595,205
Liabilities and equity
Liabilities:
Debt	$1,823,909	$1,808,030	$1,871,445	$1,854,886	$1,828,333
Accounts payable and accrued expenses	92,855	90,224	88,885	95,721	108,137
Rents received in advance and security deposits	30,079	23,159	24,905	26,569	25,648
Dividends and distributions payable	30,856	30,483	29,449	29,146	28,921
Deferred revenue associated with operating leases	9,125	10,006	10,783	11,246	11,682
Deferred property sale (2)	—	43,377	43,377	43,377	43,377
Capital lease obligation	660	660	640	11,778	15,853
Other liabilities	15,213	9,267	9,849	17,643	41,822
Total liabilities	2,002,697	2,015,206	2,079,333	2,090,366	2,103,773
Redeemable noncontrolling interests	26,260	25,431	24,544	23,848	23,125
Equity:
COPT’s shareholders’ equity:
Common shares	1,102	1,088	1,033	1,022	1,013
Additional paid-in capital	2,431,355	2,390,484	2,254,430	2,221,427	2,201,047
Cumulative distributions in excess of net income	(846,808)	(833,508)	(822,270)	(813,302)	(802,085)
Accumulated other comprehensive (loss) income	(238)	10,108	9,012	7,204	2,167
Total COPT’s shareholders’ equity	1,585,411	1,568,172	1,442,205	1,416,351	1,402,142
Noncontrolling interests in subsidiaries:
Common units in the Operating Partnership	19,168	19,525	44,651	44,327	45,097
Preferred units in the Operating Partnership	8,800	8,800	8,800	8,800	8,800
Other consolidated entities	13,669	13,232	12,829	12,546	12,268
Total noncontrolling interests in subsidiaries	41,637	41,557	66,280	65,673	66,165
Total equity	1,627,048	1,609,729	1,508,485	1,482,024	1,468,307
Total liabilities, redeemable noncontrolling interests and equity	$3,656,005	$3,650,366	$3,612,362	$3,596,238	$3,595,205

(1)	Refer to pages 24, 25 and 27 for detail.

(2)	The carrying amount and sale proceeds relate to a property sale not recognized for accounting purposes until 10/1/18.

Corporate Office Properties Trust
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended					Year Ended
	12/31/18	9/30/18	6/30/18	3/31/18	12/31/17	12/31/18	12/31/17
Revenues
Rental revenue	$103,599	$102,132	$101,121	$100,834	$101,485	$407,686	$405,722
Tenant recoveries and other real estate operations revenue	27,226	26,856	28,041	27,444	26,200	109,567	104,258
Construction contract and other service revenues	7,657	8,423	17,581	27,198	36,882	60,859	102,840
Total revenues	138,482	137,411	146,743	155,476	164,567	578,112	612,820
Expenses
Property operating expenses	51,298	49,340	49,446	50,951	47,449	201,035	190,964
Depreciation and amortization associated with real estate operations	36,219	34,195	33,190	33,512	33,938	137,116	134,228
Construction contract and other service expenses	7,111	8,058	16,941	26,216	36,029	58,326	99,618
Impairment losses	2,367	—	—	—	13,659	2,367	15,123
General and administrative expenses	5,105	5,796	6,067	5,861	5,552	22,829	24,008
Leasing expenses	1,976	1,103	1,561	1,431	1,447	6,071	6,829
Business development expenses and land carry costs	1,425	1,567	1,234	1,614	1,646	5,840	6,213
Total operating expenses	105,501	100,059	108,439	119,585	139,720	433,584	476,983
Operating income	32,981	37,352	38,304	35,891	24,847	144,528	135,837
Interest expense	(18,475)	(19,181)	(18,945)	(18,784)	(19,211)	(75,385)	(76,983)
Interest and other income	74	1,486	1,439	1,359	1,501	4,358	6,318
Gain on sales of real estate	2,367	—	(23)	(4)	4,452	2,340	9,890
Loss on early extinguishment of debt	(258)	—	—	—	—	(258)	(513)
Income before equity in income of unconsolidated entities and income taxes	16,689	19,657	20,775	18,462	11,589	75,583	74,549
Equity in income of unconsolidated entities	1,577	374	373	373	372	2,697	1,490
Income tax benefit (expense)	190	291	(63)	(55)	(953)	363	(1,098)
Net income	18,456	20,322	21,085	18,780	11,008	78,643	74,941
Net income attributable to noncontrolling interests:
Common units in the Operating Partnership	(210)	(380)	(608)	(544)	(314)	(1,742)	(1,890)
Preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)	(660)	(660)
Other consolidated entities	(1,061)	(1,080)	(878)	(921)	(908)	(3,940)	(3,646)
Net income attributable to COPT	17,020	18,697	19,434	17,150	9,621	72,301	68,745
Preferred share dividends	—	—	—	—	—	—	(6,219)
Issuance costs associated with redeemed preferred shares	—	—	—	—	—	—	(6,847)
Net income attributable to COPT common shareholders	$17,020	$18,697	$19,434	$17,150	$9,621	$72,301	$55,679
Amount allocable to share-based compensation awards	(114)	(114)	(117)	(117)	(112)	(462)	(449)
Numerator for diluted EPS	$16,906	$18,583	$19,317	$17,033	$9,509	$71,839	$55,230

Corporate Office Properties Trust
Funds from Operations
(in thousands)

	Three Months Ended					Year Ended
	12/31/18	9/30/18	6/30/18	3/31/18	12/31/17	12/31/18	12/31/17
Net income	$18,456	$20,322	$21,085	$18,780	$11,008	$78,643	$74,941
Real estate-related depreciation and amortization	36,219	34,195	33,190	33,512	33,938	137,116	134,228
Impairment losses on previously depreciated operating properties	6	—	—	—	9,004	6	10,455
Gain on sales of previously depreciated operating properties	(2,367)	—	23	4	(4,452)	(2,340)	(4,491)
Depreciation and amortization on unconsolidated real estate JV (1)	565	564	564	563	563	2,256	2,252
FFO - per NAREIT (2)(3)	52,879	55,081	54,862	52,859	50,061	215,681	217,385
Preferred share dividends	—	—	—	—	—	—	(6,219)
Issuance costs associated with redeemed preferred shares	—	—	—	—	—	—	(6,847)
Noncontrolling interests - preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)	(660)	(660)
FFO allocable to other noncontrolling interests (4)	(1,011)	(1,060)	(753)	(944)	(874)	(3,768)	(3,675)
Basic and diluted FFO allocable to share-based compensation awards	(200)	(214)	(224)	(213)	(198)	(851)	(814)
Basic FFO available to common share and common unit holders (3)	51,503	53,642	53,720	51,537	48,824	210,402	199,170
Redeemable noncontrolling interests	331	—	—	—	—	1,540	—
Diluted FFO available to common share and common unit holders (3)	51,834	53,642	53,720	51,537	48,824	211,942	199,170
Gain on sales of non-operating properties	—	—	—	—	—	—	(5,399)
Impairment losses on non-operating properties	2,361	—	—	—	4,655	2,361	4,668
Income tax expense associated with FFO comparability adjustments	—	—	—	—	800	—	800
Gain on interest rate derivatives	—	—	—	—	(191)	—	(234)
Loss on early extinguishment of debt	258	—	—	—	—	258	513
Issuance costs associated with redeemed preferred shares	—	—	—	—	—	—	6,847
Demolition costs on redevelopment and nonrecurring improvements	163	251	9	39	—	462	294
Executive transition costs	371	46	213	163	—	793	732
Diluted FFO comparability adjustments allocable to share-based compensation awards	(13)	(1)	(1)	(1)	(23)	(16)	(35)
Diluted FFO avail. to common share and common unit holders, as adj. for comparability (3)	$54,974	$53,938	$53,941	$51,738	$54,065	$215,800	$207,356

(1)	FFO adjustment pertaining to COPT’s share of an unconsolidated real estate joint venture reported on page 33.

(2)	See reconciliation on page 34 for components of FFO per NAREIT.

(3)	Refer to the section entitled “Definitions” for a definition of this measure.

(4)	Pertains to noncontrolling interests in consolidated real estate joint ventures reported on page 32.

Corporate Office Properties Trust
Diluted Share and Unit Computations
(in thousands)

	Three Months Ended					Year Ended
	12/31/18	9/30/18	6/30/18	3/31/18	12/31/17	12/31/18	12/31/17
EPS Denominator:
Weighted average common shares - basic	108,528	104,379	101,789	100,999	99,304	103,946	98,969
Dilutive effect of share-based compensation awards	45	231	119	144	68	134	132
Dilutive effect of forward equity sale agreements	—	178	—	—	215	45	54
Weighted average common shares - diluted	108,573	104,788	101,908	101,143	99,587	104,125	99,155
Diluted EPS	$0.16	$0.18	$0.19	$0.17	$0.10	$0.69	$0.56

Weighted Average Shares for period ended:
Common Shares Outstanding	108,528	104,379	101,789	100,999	99,304	103,946	98,969
Dilutive effect of share-based compensation awards	45	231	119	144	68	134	132
Dilutive effect of forward equity sale agreements	—	178	—	—	215	45	54
Common Units	1,345	2,135	3,197	3,221	3,252	2,468	3,362
Redeemable noncontrolling interests	1,126	—	—	—	—	936	—
Denominator for diluted FFO per share and as adjusted for comparability	111,044	106,923	105,105	104,364	102,839	107,529	102,517
Weighted average common units	(1,345)	(2,135)	(3,197)	(3,221)	(3,252)	(2,468)	(3,362)
Redeemable noncontrolling interests	(1,126)	—	—	—	—	(936)	—
Denominator for diluted EPS	108,573	104,788	101,908	101,143	99,587	104,125	99,155
Diluted FFO per share - NAREIT	$0.47	$0.50	$0.51	$0.49	$0.47	$1.97	$1.94
Diluted FFO per share - as adjusted for comparability	$0.50	$0.50	$0.51	$0.50	$0.53	$2.01	$2.02

Corporate Office Properties Trust
Adjusted Funds from Operations
(in thousands)

	Three Months Ended					Year Ended
	12/31/18	9/30/18	6/30/18	3/31/18	12/31/17	12/31/18	12/31/17
Diluted FFO available to common share and common unit holders, as adjusted for comparability	$54,974	$53,938	$53,941	$51,738	$54,065	$215,800	$207,356
Straight line rent adjustments and lease incentive amortization	(46)	582	(1,195)	(828)	(1,343)	(1,487)	46
Amortization of intangibles included in NOI	153	153	231	356	342	893	1,344
Share-based compensation, net of amounts capitalized	1,601	1,557	1,550	1,485	1,523	6,193	5,353
Amortization of deferred financing costs	550	468	468	468	443	1,954	2,928
Amortization of net debt discounts, net of amounts capitalized	365	362	358	354	350	1,439	1,379
Accum. other comprehensive loss on derivatives amortized to expense	34	33	34	34	54	135	143
Replacement capital expenditures (1)	(14,848)	(18,803)	(15,613)	(15,520)	(23,475)	(64,784)	(63,026)
Other diluted AFFO adjustments associated with real estate JVs (2)	(28)	50	(32)	131	(39)	121	(210)
Diluted AFFO available to common share and common unit holders (“diluted AFFO”)	$42,755	$38,340	$39,742	$38,218	$31,920	$160,264	$155,313
Replacement capital expenditures (1)
Tenant improvements and incentives	$7,876	$12,894	$8,117	$8,615	$14,804	$37,502	$37,034
Building improvements	9,306	5,975	5,775	1,921	9,241	22,977	22,308
Leasing costs	3,800	2,945	1,822	1,280	3,242	9,847	8,487
Net (exclusions from) additions to tenant improvements and incentives	(2,131)	(896)	1,315	3,289	(2,929)	1,577	2,984
Excluded building improvements	(3,984)	(2,134)	(1,370)	415	(853)	(7,073)	(7,757)
Excluded leasing costs	(19)	19	(46)	—	(30)	(46)	(30)
Replacement capital expenditures	$14,848	$18,803	$15,613	$15,520	$23,475	$64,784	$63,026

(1) Refer to the section entitled “Definitions” for a definition of this measure.
(2) AFFO adjustments pertaining to noncontrolling interests on consolidated joint ventures reported on page 32 and COPT’s share of an unconsolidated real estate joint venture reported on page 33.

Corporate Office Properties Trust
EBITDAre and Adjusted EBITDA
(in thousands)

	Three Months Ended					Year Ended
	12/31/18	9/30/18	6/30/18	3/31/18	12/31/17	12/31/18	12/31/17
Net income	$18,456	$20,322	$21,085	$18,780	$11,008	$78,643	$74,941
Interest expense	18,475	19,181	18,945	18,784	19,211	75,385	76,983
Income tax (benefit) expense	(190)	(291)	63	55	953	(363)	1,098
Depreciation of furniture, fixtures and equipment	404	561	459	523	600	1,947	2,273
Real estate-related depreciation and amortization	36,219	34,195	33,190	33,512	33,938	137,116	134,228
Impairment losses on previously depreciated operating properties	6	—	—	—	9,004	6	10,455
Gain on sales of previously depreciated operating properties	(2,367)	—	23	4	(4,452)	(2,340)	(4,491)
Adjustments from unconsolidated real estate JV (1)	832	830	828	824	829	3,314	3,310
EBITDAre	71,835	74,798	74,593	72,482	71,091	$293,708	$298,797
Impairment losses on non-operating properties	2,361	—	—	—	4,655	2,361	4,668
Loss on early extinguishment of debt	258	—	—	—	—	258	513
Gain on sales of non-operating properties	—	—	—	—	—	—	(5,399)
Net gain on other investments	(449)	—	—	—	—	(449)	—
Business development expenses	661	673	757	1,023	1,116	3,114	3,786
Demolition costs on redevelopment and nonrecurring improvements	163	251	9	39	—	462	294
Executive transition costs	371	46	213	163	—	793	732
Adjusted EBITDA	75,200	75,768	75,572	73,707	76,862	$300,247	$303,391
Proforma NOI adjustment for property changes within period	2,052	166	418	—	(578)
In-place adjusted EBITDA	$77,252	$75,934	$75,990	$73,707	$76,284

(1) Includes COPT’s share of adjusted EBITDA adjustments in an unconsolidated real estate joint venture (see page 33).

Corporate Office Properties Trust
Office and Data Center Shell Properties by Segment (1) - 12/31/18
(square feet in thousands)

	# of Properties	Operational Square Feet	Occupancy %	Leased %
Core Portfolio: (2)
Defense/IT Locations:
Fort Meade/Baltimore Washington (“BW”) Corridor:
National Business Park	31	3,816	87.8%	88.7%
Howard County	34	2,665	94.9%	95.2%
Other	22	1,623	92.5%	94.6%
Total Fort Meade/BW Corridor	87	8,104	91.1%	92.0%
Northern Virginia (“NoVA”) Defense/IT	13	1,999	91.3%	91.9%
Lackland AFB (San Antonio, Texas)	7	953	100.0%	100.0%
Navy Support	21	1,252	90.5%	93.0%
Redstone Arsenal (Huntsville, Alabama)	8	669	99.0%	99.3%
Data Center Shells:
Consolidated Properties	12	1,991	100.0%	100.0%
Unconsolidated JV Properties (3)	6	962	100.0%	100.0%
Total Defense/IT Locations	154	15,930	93.6%	94.4%
Regional Office	7	2,007	89.2%	91.5%
Core Portfolio	161	17,937	93.1%	94.0%
Other Properties	2	157	77.2%	77.2%
Total Portfolio	163	18,094	93.0%	93.9%
Consolidated Portfolio	157	17,132	92.6%	93.5%

(1)	This presentation sets forth Core Portfolio data by segment followed by data for the remainder of the portfolio.

(2)	Represents Defense/IT Locations and Regional Office properties.

(3)	See page 33 for additional disclosure regarding an unconsolidated real estate joint venture.

Corporate Office Properties Trust
NOI from Real Estate Operations and Occupancy by Property Grouping
(dollars and square feet in thousands)

	12/31/18
	# of Office and Data Center Shell Properties	Operational Square Feet			Office and Data Center Shell Properties Annualized Rental Revenue (2)	Percentage of Total Office and Data Center Shell Properties Annualized Rental Revenue (2)	NOI from Real Estate Operations for Three Months Ended	NOI from Real Estate Operations for Year Ended
Property Grouping			% Occupied (1)	% Leased (1)			12/31/18	12/31/18
Core Portfolio:
Same Properties: (3)
Consolidated properties	139	15,102	92.7%	93.6%	$456,136	91.3%	$69,747	$278,181
Unconsolidated real estate JV (4)	6	962	100.0%	100.0%	5,515	1.1%	1,211	4,818
Total Same Properties in Core Portfolio (3)	145	16,064	93.1%	93.9%	461,651	92.4%	70,958	282,999
Properties Placed in Service (5)	16	1,873	93.1%	94.8%	34,934	7.0%	5,372	19,937
Wholesale Data Center and Other	N/A	N/A	N/A	N/A	N/A	N/A	3,933	16,134
Total Core Portfolio	161	17,937	93.1%	94.0%	496,585	99.4%	80,263	319,070
Disposed Office Properties	N/A	N/A	N/A	N/A	N/A	N/A	20	156
Other Properties (Same Properties)	2	157	77.2%	77.2%	3,196	0.6%	455	1,810
Total Portfolio	163	18,094	93.0%	93.9%	$499,781	100.0%	$80,738	$321,036
Consolidated Portfolio	157	17,132	92.6%	93.5%	$494,266	98.9%	$79,527	$316,218

	12/31/18
	# of Office and Data Center Shell Properties	Operational Square Feet			Office and Data Center Shell Properties Annualized Rental Revenue (2)	Percentage of Core Office and Data Center Shell Properties Annualized Rental Revenue (2)	NOI from Real Estate Operations for Three Months Ended	NOI from Real Estate Operations for Year Ended
Property Grouping			% Occupied (1)	% Leased (1)			12/31/18	12/31/18
Core Portfolio:
Defense/IT Locations:
Consolidated properties	148	14,968	93.2%	94.0%	$433,838	87.4%	$67,622	$268,049
Unconsolidated real estate JV (4)	6	962	100.0%	100.0%	5,515	1.1%	1,211	4,818
Total Defense/IT Locations	154	15,930	93.6%	94.4%	439,353	88.5%	68,833	272,867
Regional Office	7	2,007	89.2%	91.5%	57,232	11.5%	7,502	30,792
Wholesale Data Center and Other	N/A	N/A	N/A	N/A	N/A	N/A	3,928	15,411
Total Core Portfolio	161	17,937	93.1%	94.0%	$496,585	100.0%	$80,263	$319,070

(1)	Percentages calculated based on operational square feet.

(2)
Excludes Annualized Rental Revenue from our wholesale data center, DC-6, of $23.1 million as of 12/31/18. With regard to properties owned through an unconsolidated real estate joint venture, we include the portion of Annualized Rental Revenue allocable to COPT’s ownership interest.

(3)	Includes office and data center shell properties continually owned and 100% operational since at least 1/1/17.

(4)
Represents total information pertaining to properties owned through an unconsolidated real estate joint venture except for the amounts reported for Annualized Rental Revenue and NOI from real estate operations, which represent the portion allocable to COPT’s ownership interest. See page 33 for additional disclosure regarding this joint venture.

(5)	Newly constructed or redeveloped properties placed in service that were not fully operational by 1/1/17.

Corporate Office Properties Trust
Consolidated Real Estate Revenues and NOI by Segment
(dollars in thousands)

	Three Months Ended					Year Ended
	12/31/18	9/30/18	6/30/18	3/31/18	12/31/17	12/31/18	12/31/17
Consolidated real estate revenues
Defense/IT Locations:
Fort Meade/BW Corridor	$62,756	$61,396	$61,993	$62,782	$62,220	$248,927	$245,613
NoVA Defense/IT	13,879	13,960	13,118	12,561	12,126	53,518	47,118
Lackland Air Force Base	11,207	11,254	12,382	11,443	11,522	46,286	47,209
Navy Support	8,031	7,899	8,127	7,870	7,587	31,927	29,540
Redstone Arsenal	3,726	3,734	3,652	3,633	3,706	14,745	14,322
Data Center Shells-Consolidated	7,175	6,689	5,955	5,831	6,322	25,650	24,320
Total Defense/IT Locations	106,774	104,932	105,227	104,120	103,483	421,053	408,122
Regional Office	15,329	15,272	15,296	15,284	15,868	61,181	68,262
Wholesale Data Center	7,929	7,781	8,105	8,077	7,674	31,892	28,875
Other	793	1,003	534	797	660	3,127	4,721
Consolidated real estate revenues	$130,825	$128,988	$129,162	$128,278	$127,685	$517,253	$509,980

NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$41,331	$41,549	$41,894	$41,178	$41,880	$165,952	$164,916
NoVA Defense/IT	8,699	8,442	8,209	7,838	8,202	33,188	30,180
Lackland Air Force Base	4,843	4,822	4,888	4,845	4,835	19,398	19,397
Navy Support	4,438	4,691	4,696	4,566	4,359	18,391	16,921
Redstone Arsenal	2,194	2,165	2,143	2,193	2,217	8,695	8,539
Data Center Shells:
Consolidated properties	6,117	6,115	5,156	5,037	5,486	22,425	21,611
COPT’s share of unconsolidated real estate JV (1)	1,211	1,206	1,202	1,199	1,203	4,818	4,805
Total Defense/IT Locations	68,833	68,990	68,188	66,856	68,182	272,867	266,369
Regional Office	7,548	7,847	8,127	7,406	8,860	30,928	39,280
Wholesale Data Center	3,960	3,816	3,955	3,819	4,164	15,550	15,324
Other	397	201	648	445	233	1,691	2,848
NOI from real estate operations	$80,738	$80,854	$80,918	$78,526	$81,439	$321,036	$323,821

(1)     See page 33 for additional disclosure regarding an unconsolidated real estate joint venture.

Corporate Office Properties Trust
Cash NOI by Segment
(dollars in thousands)

	Three Months Ended					Year Ended
	12/31/18	9/30/18	6/30/18	3/31/18	12/31/17	12/31/18	12/31/17

Cash NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$41,027	$41,398	$41,338	$40,212	$41,685	$163,975	$163,932
NoVA Defense/IT	8,773	9,394	7,312	7,218	7,426	32,697	29,663
Lackland Air Force Base	5,157	5,012	5,067	5,024	5,016	20,260	19,721
Navy Support	4,508	4,925	4,933	4,577	4,341	18,943	16,910
Redstone Arsenal	2,219	2,221	2,200	2,167	2,165	8,807	8,311
Data Center Shells:
Consolidated properties	5,688	5,630	4,755	4,297	4,646	20,370	20,053
COPT’s share of unconsolidated real estate JV (1)	1,154	1,144	1,134	1,132	1,130	4,564	4,469
Total Defense/IT Locations	68,526	69,724	66,739	64,627	66,409	269,616	263,059
Regional Office	6,990	7,108	7,465	6,894	8,428	28,457	37,200
Wholesale Data Center	3,601	3,391	3,479	3,374	3,470	13,845	13,415
Other	435	236	673	469	263	1,813	2,306
Cash NOI from real estate operations	79,552	80,459	78,356	75,364	78,570	313,731	315,980
Straight line rent adjustments and lease incentive amortization	56	(576)	1,209	519	1,027	1,208	(1,336)
Amortization of acquired above- and below-market rents	(97)	(98)	(176)	(300)	(287)	(671)	(1,123)
Amortization of below-market cost arrangements	(152)	(148)	(148)	(149)	(149)	(597)	(595)
Lease termination fees, gross	906	830	771	1,155	828	3,662	2,911
Tenant funded landlord assets and lease incentives	416	325	838	1,870	1,377	3,449	7,648
Cash NOI adjustments in unconsolidated real estate JV	57	62	68	67	73	254	336
NOI from real estate operations	$80,738	$80,854	$80,918	$78,526	$81,439	$321,036	$323,821

(1)     See page 33 for additional disclosure regarding an unconsolidated real estate joint venture.

Corporate Office Properties Trust
Same Properties (1) Average Occupancy Rates by Segment
(square feet in thousands)

	Number of Buildings	Rentable Square Feet	Three Months Ended					Year Ended
			12/31/18	9/30/18	6/30/18	3/31/18	12/31/17	12/31/18	12/31/17
Core Portfolio:
Defense/IT Locations:
Fort Meade/BW Corridor	81	7,750	92.4%	92.2%	91.3%	91.4%	93.7%	91.8%	92.9%
NoVA Defense/IT	12	1,759	83.9%	80.6%	80.5%	80.0%	79.5%	81.3%	78.7%
Lackland Air Force Base	7	953	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	21	1,252	89.8%	87.1%	88.3%	87.7%	85.6%	88.2%	81.5%
Redstone Arsenal	6	632	100.0%	99.7%	99.2%	99.2%	99.2%	99.5%	99.1%
Data Center Shells	11	1,711	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Locations	138	14,057	92.9%	92.1%	91.7%	91.6%	92.6%	92.1%	91.7%
Regional Office	7	2,007	89.3%	88.3%	87.3%	87.3%	90.0%	88.1%	92.2%
Core Portfolio Same Properties	145	16,064	92.4%	91.6%	91.1%	91.1%	92.3%	91.6%	91.8%
Other Same Properties	2	157	77.2%	80.6%	80.6%	79.9%	59.0%	79.6%	70.2%
Total Same Properties	147	16,221	92.3%	91.5%	91.0%	91.0%	92.0%	91.5%	91.6%

Corporate Office Properties Trust Same Properties (1) Period End Occupancy Rates by Segment (square feet in thousands)
	Number of Buildings	Rentable Square Feet	Three Months Ended
			12/31/18	9/30/18	6/30/18	3/31/18	12/31/17
Core Portfolio:
Defense/IT Locations:
Fort Meade/BW Corridor	81	7,750	92.3%	92.9%	91.7%	91.3%	93.6%
NoVA Defense/IT	12	1,759	90.1%	81.6%	80.6%	80.3%	79.5%
Lackland Air Force Base	7	953	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	21	1,252	90.5%	88.0%	88.3%	88.0%	87.7%
Redstone Arsenal	6	632	100.0%	100.0%	99.2%	99.2%	99.2%
Data Center Shells	11	1,711	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Locations	138	14,057	93.7%	92.7%	91.9%	91.6%	92.8%
Regional Office	7	2,007	89.2%	89.0%	87.2%	86.8%	89.5%
Core Portfolio Same Properties	145	16,064	93.1%	92.2%	91.3%	91.0%	92.4%
Other Same Properties	2	157	77.2%	77.2%	82.2%	80.1%	62.3%
Total Same Properties	147	16,221	93.0%	92.1%	91.2%	90.9%	92.1%

(1)	Includes office and data center shell properties continually owned and 100% operational since at least 1/1/17.

Corporate Office Properties Trust
Same Properties Real Estate Revenues and NOI by Segment
(dollars in thousands)

	Three Months Ended					Year Ended
	12/31/18	9/30/18	6/30/18	3/31/18	12/31/17	12/31/18	12/31/17
Same Properties real estate revenues
Defense/IT Locations:
Fort Meade/BW Corridor	$60,906	$59,623	$59,940	$60,542	$60,135	$241,011	$237,785
NoVA Defense/IT	11,962	11,804	11,458	11,107	11,030	46,331	44,250
Lackland Air Force Base	11,200	11,254	12,382	11,443	11,523	46,279	47,210
Navy Support	8,031	7,899	8,127	7,870	7,586	31,927	29,539
Redstone Arsenal	3,340	3,339	3,281	3,328	3,390	13,288	13,125
Data Center Shells	3,084	2,818	3,186	3,217	3,021	12,305	12,073
Total Defense/IT Locations	98,523	96,737	98,374	97,507	96,685	391,141	383,982
Regional Office	15,300	15,271	15,294	15,168	15,871	61,033	64,412
Other Properties	821	1,003	528	783	658	3,135	3,931
Same Properties real estate revenues	$114,644	$113,011	$114,196	$113,458	$113,214	$455,309	$452,325
Same Properties NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$40,195	$40,307	$40,246	$39,653	$40,448	$160,401	$159,901
NoVA Defense/IT	7,690	7,349	7,179	6,775	7,152	28,993	27,615
Lackland Air Force Base	4,836	4,822	4,888	4,845	4,835	19,391	19,397
Navy Support	4,438	4,691	4,696	4,566	4,360	18,391	16,922
Redstone Arsenal	2,369	2,340	2,296	2,398	2,394	9,403	9,358
Data Center Shells:
Consolidated properties	2,719	2,717	2,717	2,665	2,623	10,818	10,503
COPT’s share of unconsolidated real estate JV (1)	1,211	1,206	1,202	1,199	1,203	4,818	4,805
Total Defense/IT Locations	63,458	63,432	63,224	62,101	63,015	252,215	248,501
Regional Office	7,500	7,846	8,125	7,313	8,909	30,784	36,521
Other Properties	455	341	588	426	322	1,810	2,662
Same Properties NOI	$71,413	$71,619	$71,937	$69,840	$72,246	$284,809	$287,684

(1)     See page 33 for additional disclosure regarding an unconsolidated real estate joint venture.

Corporate Office Properties Trust
Same Properties Cash NOI by Segment
(dollars in thousands)

	Three Months Ended					Year Ended
	12/31/18	9/30/18	6/30/18	3/31/18	12/31/17	12/31/18	12/31/17
Same Properties cash NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$39,951	$40,474	$39,906	$38,850	$40,090	$159,181	$159,183
NoVA Defense/IT	7,709	7,801	7,770	7,212	7,433	30,492	28,438
Lackland Air Force Base	5,157	5,012	5,067	5,024	5,016	20,260	19,721
Navy Support	4,508	4,924	4,934	4,577	4,342	18,943	16,910
Redstone Arsenal	2,434	2,407	2,364	2,384	2,351	9,589	9,136
Data Center Shells:
Consolidated properties	2,576	2,567	2,558	2,476	2,521	10,177	10,025
COPT’s share of unconsolidated real estate JV (1)	1,154	1,144	1,134	1,132	1,130	4,564	4,469
Total Defense/IT Locations	63,489	64,329	63,733	61,655	62,883	253,206	247,882
Regional Office	6,943	7,107	7,463	6,801	8,476	28,314	34,467
Other Properties	491	377	613	449	352	1,930	2,121
Same Properties cash NOI	70,923	71,813	71,809	68,905	71,711	283,450	284,470
Straight line rent adjustments and lease incentive amortization	(638)	(1,088)	(1,005)	(1,556)	(1,050)	(4,287)	(2,808)
Amortization of acquired above- and below-market rents	(97)	(98)	(176)	(300)	(287)	(671)	(1,123)
Amortization of below-market cost arrangements	(147)	(147)	(148)	(147)	(147)	(589)	(590)
Lease termination fees, gross	906	759	558	1,008	828	3,231	2,911
Tenant funded landlord assets and lease incentives	409	318	831	1,863	1,118	3,421	4,488
Cash NOI adjustments in unconsolidated real estate JV	57	62	68	67	73	254	336
Same Properties NOI	$71,413	$71,619	$71,937	$69,840	$72,246	$284,809	$287,684
Percentage change in total Same Properties cash NOI (2)	(1.1)%					(0.4)%
Percentage change in Defense/IT Locations Same Properties cash NOI (2)	1.0%					2.1%

(1)	See page 33 for additional disclosure regarding an unconsolidated real estate joint venture.

(2)	Represents the change between the current period and the same period in the prior year.

Corporate Office Properties Trust
Leasing - Office and Data Center Shell Portfolio (1)
Quarter Ended 12/31/18
(square feet in thousands)

	Defense/IT Locations
	Ft Meade/BW Corridor	NoVA Defense/IT	Navy Support	Redstone Arsenal	Data Center Shells	Total Defense/IT Locations	Regional Office	Other	Total Office
Renewed Space
Leased Square Feet	467	110	63	17	—	657	1	46	704
Expiring Square Feet	589	113	77	22	—	801	10	46	857
Vacating Square Feet	122	4	13	5	—	143	9	—	153
Retention Rate (% based upon square feet)	79.3%	96.7%	82.8%	79.1%	—%	82.1%	10.6%	100.0%	82.2%
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot (2)	$1.82	$4.09	$0.34	$5.31	$—	$2.15	$—	$2.89	$2.19
Weighted Average Lease Term in Years	4.9	4.5	2.7	4.6	—	4.6	5.0	4.8	4.6
Average Rent Per Square Foot
Renewal Average Rent	$37.33	$36.82	$14.94	$21.84	$—	$34.67	$16.57	$28.13	$34.22
Expiring Average Rent	$34.67	$39.27	$15.86	$19.42	$—	$33.22	$14.05	$33.95	$33.23
Change in Average Rent	7.7%	(6.2)%	(5.8)%	12.4%	—%	4.4%	17.9%	(17.1)%	3.0%
Cash Rent Per Square Foot
Renewal Cash Rent	$36.30	$35.26	$15.79	$20.57	$—	$33.73	$15.60	$26.50	$33.23
Expiring Cash Rent	$36.70	$44.37	$16.53	$20.94	$—	$35.61	$15.15	$37.05	$35.68
Change in Cash Rent	(1.1)%	(20.5)%	(4.4)%	(1.7)%	—%	(5.3)%	3.0%	(28.5)%	(6.9)%
Average escalations per year	2.8%	2.5%	2.0%	3.0%	—%	2.7%	3.0%	2.5%	2.7%
New Leases
Development and Redevelopment Space (3)
Leased Square Feet	11	—	—	—	366	377	—	—	377
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot (2)	$14.80	$—	$—	$—	$—	$0.43	$—	$—	$0.43
Weighted Average Lease Term in Years	5.8	—	—	—	15.0	14.7	—	—	14.7
Average Rent Per Square Foot	$28.55	$—	$—	$—	$14.51	$14.92	$—	$—	$14.92
Cash Rent Per Square Foot	$30.00	$—	$—	$—	$12.73	$13.23	$—	$—	$13.23
Other New Leases (3)
Leased Square Feet	191	22	3	2	—	217	31	—	248
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot (2)	$3.63	$6.63	$0.67	$2.53	$—	$3.88	$9.95	$—	$4.64
Weighted Average Lease Term in Years	9.3	6.5	2.0	5.5	—	8.9	5.6	—	8.5
Average Rent Per Square Foot	$17.02	$27.99	$15.00	$20.81	$—	$18.12	$31.75	$—	$19.82
Cash Rent Per Square Foot	$17.48	$27.74	$15.00	$19.22	$—	$18.48	$31.18	$—	$20.07
Total Square Feet Leased	669	131	66	19	366	1,251	32	46	1,329
Average escalations per year	2.5%	2.5%	1.9%	3.0%	2.3%	2.4%	2.6%	2.5%	2.4%
Average escalations excl. data center shells									2.5%

(1)
Activity is exclusive of owner occupied space and leases with less than a one-year term. Weighted average lease term is based on the non-cancelable term of tenant leases determined in accordance with GAAP. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 9 in the period such costs are incurred.

(2)	Committed costs include tenant improvements and leasing commissions and exclude free rent concession.

(3)
Other New Leases includes acquired first generation space and vacated second generation space. Effective 7/1/18, Other New Leases also includes leases executed on developed and redeveloped space previously placed in service; leases of this type executed prior to 7/1/18 were included in Development and Redevelopment Space.

Corporate Office Properties Trust
Leasing - Office and Data Center Shell Portfolio (1)
Year Ended 12/31/18
(square feet in thousands)

	Defense/IT Locations
	Ft Meade/BW Corridor	NoVA Defense/IT	Navy Support	Redstone Arsenal	Data Center Shells	Total Defense/IT Locations	Regional Office	Other	Total
Renewed Space
Leased Square Feet	1,525	193	377	268	—	2,363	124	51	2,538
Expiring Square Feet	2,043	207	445	275	—	2,971	215	51	3,237
Vacating Square Feet	518	14	68	7	—	608	91	—	699
Retention Rate (% based upon square feet)	74.6%	93.3%	84.7%	97.3%	—%	79.6%	57.6%	100.0%	78.4%
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot (2)	$1.80	$4.36	$2.19	$0.83	$—	$1.96	$4.14	$3.02	$2.09
Weighted Average Lease Term in Years	4.5	3.9	2.0	1.3	—	3.7	4.8	4.4	3.8
Average Rent Per Square Foot
Renewal Average Rent	$36.14	$33.70	$26.77	$21.63	$—	$32.80	$30.17	$28.26	$32.58
Expiring Average Rent	$33.27	$34.21	$24.98	$20.90	$—	$30.62	$27.06	$33.45	$30.51
Change in Average Rent	8.6%	(1.5)%	7.2%	3.5%	—%	7.1%	11.5%	(15.5)%	6.8%
Cash Rent Per Square Foot
Renewal Cash Rent	$35.02	$32.91	$26.73	$21.51	$—	$32.00	$28.84	$26.80	$31.74
Expiring Cash Rent	$35.18	$38.68	$26.61	$21.01	$—	$32.50	$28.56	$36.22	$32.38
Change in Cash Rent	(0.5)%	(14.9)%	0.4%	2.4%	—%	(1.5)%	1.0%	(26.0)%	(2.0)%
Average escalations per year	2.6%	2.5%	2.2%	3.0%	—%	2.6%	2.5%	2.5%	2.6%
New Leases
Development and Redevelopment Space (3)
Leased Square Feet	96	159	—	18	798	1,071	—	—	1,071
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot (2)	$8.00	$7.84	$—	$11.02	$—	$2.06	$—	$—	$2.06
Weighted Average Lease Term in Years	8.8	10.0	—	7.7	13.4	12.4	—	—	12.4
Average Rent Per Square Foot	$29.28	$35.15	$—	$19.55	$16.18	$20.23	$—	$—	$20.23
Cash Rent Per Square Foot	$28.50	$35.15	$—	$20.04	$14.34	$18.80	$—	$—	$18.80
Other New Leases (4)
Leased Square Feet	371	50	99	9	—	529	63	5	596
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot (2)	$4.65	$8.01	$5.56	$4.81	$—	$5.14	$10.49	$7.35	$5.72
Weighted Average Lease Term in Years	8.5	5.8	5.3	5.6	—	7.6	6.6	2.5	7.4
Average Rent Per Square Foot	$21.53	$29.03	$24.25	$24.80	$—	$22.80	$32.19	$25.60	$23.82
Cash Rent Per Square Foot	$21.21	$28.51	$24.49	$22.94	$—	$22.54	$31.29	$24.95	$23.48
Total Square Feet Leased	1,992	403	476	294	798	3,962	187	56	4,205
Average escalations per year	2.6%	1.0%	2.4%	2.6%	2.4%	2.3%	2.5%	2.6%	2.3%
Average escalations excl. data center shells									2.3%

(1)
Activity is exclusive of owner occupied space and leases with less than a one-year term. Retention rate excludes the effect of 108,000 square feet vacated in a property in the Ft Meade/BW Corridor that was removed from service for redevelopment in June 2018; our retention rate would be 75.9% if the effect of this vacancy was included. Weighted average lease term is based on the non-cancelable term of tenant leases determined in accordance with GAAP. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 9 in the period such costs are incurred.

(2)	Committed costs include tenant improvements and leasing commissions and exclude free rent concession.

(3)
Excludes a long-term contract executed in June 2018 to use an asset at a confidential Defense/IT Location, the economics of which are equivalent to that of a 115,000 square foot office property or 190,000 data center shell lease.

(4)
Other New Leases includes acquired first generation space and vacated second generation space. Effective 7/1/18, Other New Leases also includes leases executed on developed and redeveloped space previously placed in service; leases of this type executed prior to 7/1/18 are included in Development and Redevelopment Space.

Corporate Office Properties Trust
Lease Expiration Analysis as of 12/31/18 (1)
(dollars and square feet in thousands, except per square foot amounts)

Office and Data Center Shells

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	Percentage of Core/Total Annualized Rental Revenue Expiring (3)(4)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot
Core Portfolio
Ft Meade/BW Corridor	1,353	$44,231	8.9%	$32.70
NoVA Defense/IT	201	7,112	1.4%	35.41
Navy Support	188	4,535	0.9%	24.13
Redstone Arsenal	38	920	0.2%	24.05
Data Center Shells-Consolidated properties	155	2,675	0.5%	17.26
Regional Office	127	3,897	0.8%	30.59
2019	2,062	63,370	12.8%	30.73
Ft Meade/BW Corridor	1,051	36,800	7.4%	35.03
NoVA Defense/IT	175	5,211	1.0%	29.76
Lackland Air Force Base	250	11,633	2.3%	46.47
Navy Support	253	9,370	1.9%	37.04
Redstone Arsenal	253	5,317	1.1%	20.99
Regional Office	115	3,697	0.7%	32.13
2020	2,097	72,028	14.5%	34.34
Ft Meade/BW Corridor	893	30,767	6.2%	34.46
NoVA Defense/IT	108	3,025	0.6%	27.99
Navy Support	268	7,338	1.5%	27.42
Redstone Arsenal	159	3,589	0.7%	22.58
Regional Office	39	1,196	0.2%	30.89
2021	1,467	45,915	9.2%	31.31
Ft Meade/BW Corridor	603	19,973	4.0%	33.13
NoVA Defense/IT	135	4,745	1.0%	35.11
Navy Support	139	3,118	0.6%	22.37
Redstone Arsenal	2	55	—%	29.31
Regional Office	489	16,171	3.3%	33.05
2022	1,368	44,062	8.9%	32.20
Ft Meade/BW Corridor	1,342	45,034	9.1%	33.56
NoVA Defense/IT	144	4,552	0.9%	31.67
Navy Support	103	2,530	0.5%	24.61
Redstone Arsenal	4	98	—%	23.49
Regional Office	163	4,781	1.0%	29.35
2023	1,756	56,995	11.5%	32.46
Thereafter
Consolidated Properties	6,988	208,700	42.0%	29.87
Unconsolidated JV Properties	962	5,515	1.1%	11.47
Core Portfolio	16,700	$496,585	100.0%	$30.07

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	Percentage of Core/Total Annualized Rental Revenue Expiring (3)(4)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot
Core Portfolio	16,700	$496,585	99.4%	$30.07
Other Properties	121	3,196	0.6%	26.33
Total Portfolio	16,821	$499,781	100.0%	$30.04
Consolidated Portfolio	15,859	$494,266
Unconsolidated JV Properties	962	$5,515

Note: As of 12/31/18, the weighted average lease term is 4.9 years for the Core Portfolio, 4.9 years for the Total Portfolio and 4.8 years for the Consolidated Portfolio.

Wholesale Data Center

Year of Lease Expiration	Critical Load(MW)	Total Annualized Rental Revenue of Expiring Leases (3)(000's)
2019	1.11	$2,014
2020	12.55	16,837
2021	0.05	116
2022	2.00	1,941
2023	1.15	1,981
Thereafter	—	228
	16.86	$23,117

(1)
This expiration analysis reflects occupied space of our total portfolio (including consolidated and unconsolidated properties) and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 12/31/18 of 167,000 for the Core Portfolio. With regard to properties owned through an unconsolidated real estate joint venture, the amounts reported above reflect 100% of the properties’ square footage but only reflect the portion of Annualized Rental Revenue that was allocable to COPT’s ownership interest.

(2)	A number of our leases are subject to certain early termination provisions. The year of lease expiration is based on the non-cancelable term of tenant leases determined in accordance with GAAP.

(3)
Total Annualized Rental Revenue is the monthly contractual base rent as of 12/31/18 (ignoring free rent then in effect) multiplied by 12 plus the estimated annualized expense reimbursements under existing leases. The amounts reported above for Annualized Rental Revenue include the portion of properties owned through an unconsolidated real estate joint venture that was allocable to COPT’s ownership interest.

(4)	Amounts reported represent the percentage of our Core Portfolio for components of such portfolio while other amounts represent the percentage of our total portfolio.

Corporate Office Properties Trust
2019 Core Portfolio Quarterly Lease Expiration Analysis as of 12/31/18 (1)
(dollars and square feet in thousands, except per square foot amounts)

Segment of Lease and Quarter of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	Percentage of Core Annualized Rental Revenue Expiring (3)(4)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot
Core Portfolio
Ft Meade/BW Corridor	275	$7,763	1.6%	$28.24
NoVA Defense/IT	3	92	—%	34.40
Navy Support	45	1,009	0.2%	22.37
Redstone Arsenal	9	191	—%	21.01
Regional Office	61	1,747	0.4%	28.62
Q1 2019	393	10,802	2.2%	27.50
Ft Meade/BW Corridor	186	5,480	1.1%	29.51
NoVA Defense/IT	126	5,099	1.0%	40.32
Navy Support	15	361	0.1%	24.19
Regional Office	14	408	0.1%	29.35
Q2 2019	341	11,348	2.3%	33.28
Ft Meade/BW Corridor	186	6,505	1.3%	34.98
NoVA Defense/IT	72	1,921	0.4%	26.78
Navy Support	77	1,408	0.3%	18.22
Regional Office	2	75	—%	48.43
Q3 2019	337	9,909	2.0%	29.45
Ft Meade/BW Corridor	705	24,483	4.9%	34.68
Navy Support	51	1,757	0.4%	34.71
Redstone Arsenal	29	729	0.1%	25.00
Data Center Shells-Consolidated Properties	155	2,675	0.5%	17.26
Regional Office	51	1,667	0.3%	32.74
Q4 2019	991	31,311	6.3%	31.57

	2,062	$63,370	12.8%	$30.73

(1)
This expiration analysis reflects occupied space of our total portfolio (including consolidated and unconsolidated properties) and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 12/31/18.

(2)	A number of our leases are subject to certain early termination provisions. The period of lease expiration is based on the non-cancelable term of tenant leases determined in accordance with GAAP.

(3)
Total Annualized Rental Revenue is the monthly contractual base rent as of 12/31/18 (ignoring free rent then in effect) multiplied by 12 plus the estimated annualized expense reimbursements under existing leases.

(4)	Amounts reported represent the percentage of our Core Portfolio.

Corporate Office Properties Trust
Top 20 Tenants as of 12/31/18 (1)
(dollars and square feet in thousands)

Tenant		Total Annualized Rental Revenue (2)	Percentage of Total Annualized Rental Revenue (2)	Occupied Square Feet in Office and Data Center Shells (3)	Weighted Average Remaining Lease Term in Office and Data Center Shells (3)
United States Government	(4)	$171,150	32.7%	4,262	5.3
VADATA, Inc.		46,282	8.9%	2,798	8.1
General Dynamics Corporation		24,459	4.7%	666	3.9
The Boeing Company		19,743	3.8%	688	2.2
CACI International Inc		12,522	2.4%	319	3.4
Northrop Grumman Corporation		12,111	2.3%	450	1.7
CareFirst Inc.		11,723	2.2%	342	3.9
Booz Allen Hamilton, Inc.		10,600	2.0%	294	2.6
University of Maryland		7,290	1.4%	242	4.9
Wells Fargo & Company		6,891	1.3%	186	9.1
Science Applications International Corp.	(5)	6,669	1.3%	181	2.6
The Raytheon Company		5,525	1.1%	147	2.3
Miles and Stockbridge, PC		5,504	1.1%	160	8.7
KEYW Corporation		5,284	1.0%	177	6.0
Kratos Defense and Security Solutions		5,063	1.0%	131	1.3
Transamerica Life Insurance Company		4,712	0.9%	141	3.0
The MITRE Corporation		4,170	0.8%	118	5.6
Accenture Federal Services, LLC		3,831	0.7%	128	0.9
AT&T Corporation		3,825	0.7%	153	2.9
International Business Machines Corp.		3,587	0.7%	178	0.8
Subtotal Top 20 Tenants		370,941	71.0%	11,761	5.2
All remaining tenants		151,957	29.0%	5,060	4.1
Total/Weighted Average		$522,898	100.0%	16,821	4.9

(1)
Includes Annualized Rental Revenue (“ARR”) in our portfolio of operating office and data center shells and our wholesale data center. For six properties owned through an unconsolidated real estate joint venture, includes COPT’s share of those properties’ ARR of $5.5 million (see page 33 for additional information).

(2)
Total ARR is the monthly contractual base rent as of 12/31/18, multiplied by 12, plus the estimated annualized expense reimbursements under existing leases. With regard to properties owned through unconsolidated real estate joint ventures, the amounts reported above reflect 100% of the properties’ square footage but only reflect the portion of ARR that was allocable to COPT’s ownership interest.

(3)
Weighted average remaining lease term is based on the non-cancelable term of tenant leases determined in accordance with GAAP for our office and data center shell properties (i.e., excluding the effect of our wholesale data center leases). The weighting of the lease term was computed based on occupied square feet.

(4)
Substantially all of our government leases are subject to early termination provisions which are customary in government leases. As of 12/31/18, $2.0 million in ARR (or 1% of our ARR from the United States Government and 0.4% of our total ARR) was through the General Services Administration (GSA).

(5)	Includes Engility Corporation as a result of its merger with Science Applications International on 1/14/19.

Corporate Office Properties Trust
Summary of Construction Projects as of 12/31/18 (1)
(dollars and square feet in thousands)

	Total Rentable Square Feet	Percentage Leased as of 1/2/19	as of 12/31/18 (2)			Actual or Anticipated Shell Completion Date	Anticipated Operational Date (3)
			Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service

Property and Location
Fort Meade/BW Corridor:
5801 University Research Court (4) College Park, Maryland	71	100%	$18,844	$16,070	$13,591	3Q 18	2Q 19

Redstone Arsenal:
4100 Market Street Huntsville, Alabama	36	59%	7,459	4,898	—	4Q 18	4Q 19
4000 Market Street (5) Huntsville, Alabama	43	63%	9,099	6,973	3,684	4Q 18	4Q 19
8800 Redstone Gateway Huntsville, Alabama	76	0%	17,325	992	—	3Q 19	3Q 20
Subtotal / Average	155	31%	33,883	12,863	3,684

Data Center Shells:
IN 1 Northern Virginia	150	100%	18,745	13,362	—	1Q 19	1Q 19
DC 23 Northern Virginia	149	100%	21,347	4,902	—	2Q 19	2Q 19
MP 1 Northern Virginia	216	100%	36,080	25,306	—	2Q 19	2Q 19
IN 2 Northern Virginia	216	100%	29,600	7,298	—	2Q 19	2Q 19
Subtotal / Average	731	100%	105,772	50,868	—

Regional Office:
2100 L Street Washington, DC	190	43%	174,000	82,619	—	1Q 20	1Q 21
Total Under Construction	1,147	81%	$332,499	$162,420	$17,275

(1)	Includes properties under, or contractually committed for, construction as of 12/31/18.

(2)	Cost includes land, construction, leasing costs and allocated portion of structured parking and other shared infrastructure, if applicable.

(3)	Anticipated operational date is the earlier of the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.

(4)	Although classified as under construction, 60,000 square feet were operational as of 12/31/18.

(5)	Although classified as under construction, 18,000 square feet were operational as of 12/31/18.

Corporate Office Properties Trust
Summary of Redevelopment Projects as of 12/31/18
(dollars and square feet in thousands)

	Property Segment	Total Rentable Square Feet	Percentage Leased as of 2/6/19	as of 12/31/18 (1)					Actual or Anticipated Completion Date	Anticipated Operational Date (2)
				Historical Basis, Net	Incremental Redevelopment Cost	Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service

Property and Location
6950 Columbia Gateway Columbia, Maryland	Ft Meade/BW Corridor	106	9%	$10,172	$14,962	$25,134	$11,642	$11,019	2Q 19	2Q 20

(1)	Cost includes land, construction, leasing costs and allocated portion of shared infrastructure.

(2)	Anticipated operational date is the earlier of the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.

Corporate Office Properties Trust
Construction and Redevelopment Placed in Service as of 12/31/18
(square feet in thousands)

		Total Property			Square Feet Placed in Service in 2018					Space Placed in Service % Leased as of 12/31/18
	Property Segment	% Leased as of 1/2/19
Property and Location			Rentable Square Feet	Prior Year	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Total 2018
540 National Business Parkway Annapolis Junction, Maryland	Ft Meade/BW Corridor	49%	145	71	74	—	—	—	74	49%
7142 Columbia Gateway Columbia, Maryland	Ft Meade/BW Corridor	100%	22	—	11	2	5	4	22	100%
BLC 1 Northern Virginia	Data Center Shells	100%	149	—	—	149	—	—	149	100%
BLC 2 Northern Virginia	Data Center Shells	100%	149	—	—	—	149	—	149	100%
5801 University Research Court College Park, Maryland	Ft Meade/BW Corridor	100%	71	—	—	—	60	—	60	100%
MP 2 Northern Virginia	Data Center Shells	100%	216	—	—	—	—	216	216	100%
4000 Market Street Huntsville, Alabama	Redstone Arsenal	63%	43	—	—	—	—	18	18	100%
Project EX (1) Confidential	Defense/IT Locations	100%	N/A	—	—	—	—	N/A	N/A	100%
Total Construction/Redevelopment Placed in Service (1)		89%	795	71	85	151	214	238	688	90%

(1)	Project EX is land under a long-term contract that was placed in service in the fourth quarter of 2018. This project is excluded from the total line since we do not report square footage for the land.

Corporate Office Properties Trust
Summary of Land Owned/Controlled as of 12/31/18 (1)

Location	Acres	Estimated Developable Square Feet (in thousands)	Carrying Amount
Land Owned/Controlled for Future Development
Defense/IT Locations:
Fort Meade/BW Corridor:
National Business Park	196	2,106
Howard County	19	290
Other	131	1,440
Total Fort Meade/BW Corridor	346	3,836
NoVA Defense/IT	59	1,965
Lackland AFB	49	785
Navy Support	44	109
Redstone Arsenal (2)	414	3,928
Data Center Shells	10	216
Total Defense/IT Locations	922	10,839
Regional Office	10	900
Total land owned/controlled for future development	932	11,739	$259,528

Other land owned/controlled	150	1,638	4,529
Land held, net	1,082	13,377	$264,057

(1)
This land inventory schedule includes properties under ground lease to us and excludes all properties listed as construction or redevelopment as detailed on pages 24 and 25. The costs associated with the land included on this summary are reported on our consolidated balance sheet in the line entitled “land held.”

(2)
This land is controlled under a long-term master lease agreement to LW Redstone Company, LLC, a consolidated joint venture (see page 32). As this land is developed in the future, the joint venture will execute site-specific leases under the master lease agreement. Rental payments will commence under the site-specific leases as cash rents under tenant leases commence at the respective properties.

Corporate Office Properties Trust
Capitalization Overview
(dollars, shares and units in thousands)

	Wtd. Avg.		Effective	Gross Debt
	Maturity	Stated	Rate	Balance at
	(Years)	Rate	(1)(2)	12/31/18
Debt
Secured debt	5.1	4.22%	4.10%	$174,043
Unsecured debt	4.4	4.10%	4.11%	1,664,461
Total Consolidated Debt	4.5	4.11%	4.11%	$1,838,504

Fixed rate debt (2)	4.7	4.30%	4.15%	$1,711,926
Variable rate debt	4.0	3.60%	3.65%	126,578
Total Consolidated Debt				$1,838,504

Preferred Equity		Redeemable
7.5% Series I Convertible Preferred Units (3)		Sep-19		$8,800

Common Equity
Common Shares				110,242
Common Units				1,333
Total Common Shares and Units				111,575

Closing Common Share Price on 12/31/18				$21.03
Common Equity Market Capitalization				$2,346,422

Total Equity Market Capitalization				$2,355,222

Total Market Capitalization				$4,193,726

Forward Equity Sale Agreements Capacity (4)				$46,362
(1) Excludes the effect of deferred financing cost amortization.
(2) Includes the effect of interest rate swaps with notional amounts of $362.8 million that hedge the risk of changes in interest rates on variable rate debt.
(3) 352,000 units outstanding with a liquidation preference of $25 per unit, and convertible into 176,000 common units.
(4) Based on settlement value on remaining capacity as of 12/31/18.

Investment Grade Ratings & Outlook:			Latest Affirmation
Fitch	BBB-	Positive	9/12/18
Moody’s	Baa3	Stable	11/20/18
Standard & Poor’s	BBB-	Stable	5/1/18

Corporate Office Properties Trust
Summary of Outstanding Debt as of 12/31/18
(dollars in thousands)

									Balloon
									Payment
	Stated	Amount	Maturity			Stated		Amount	Due Upon	Maturity
Unsecured Debt	Rate	Outstanding	Date		Secured Debt	Rate		Outstanding	Maturity	Date
Revolving Credit Facility	L + 1.10%	$213,000	Mar-23	(1)(2)	7015 Albert Einstein Drive	7.87%		$411	$—	Nov-19
Senior Unsecured Notes					7200 & 7400 Redstone Gateway (3)	L + 1.85%		12,834	12,132	Oct-20
3.70% due 2021	3.70%	$300,000	Jun-21		7740 Milestone Parkway	3.96%		17,786	15,902	Feb-23
3.60% due 2023	3.60%	350,000	May-23		100 & 30 Light Street	4.32%		52,551	47,676	Jun-23
5.25% due 2024	5.25%	250,000	Feb-24		1000, 1200 and 1100 Redstone
5.00% due 2025	5.00%	300,000	Jul-25		Gateway (3)	4.47%	(4)	33,923	27,649	Jun-24
Subtotal - Senior Unsecured Notes	4.32%	$1,200,000			M Square (5825 & 5850
					University Research Court) (3)	3.82%		42,960	35,603	Jun-26
Unsecured Bank Term Loans					2100 L Street (2)(3)	L + 2.35%		13,578	13,578	Sep-22	(5)
2022 Maturity	L + 1.25%	$250,000	Dec-22	(2)	Total Secured Debt	4.22%		$174,043
Other Unsecured Debt	—%	1,461	May-26
Total Unsecured Debt	4.10%	$1,664,461

Debt Summary
Total Unsecured Debt	4.10%	$1,664,461
Total Secured Debt	4.22%	174,043
Consolidated Debt	4.11%	$1,838,504
Net discounts and deferred
financing costs		(14,595)
Debt, per balance sheet		$1,823,909

Consolidated Debt		$1,838,504
COPT’s share of unconsolid. JV gross debt (6)		30,000
Gross debt		$1,868,504

(1)	The Company's $800 million Revolving Credit Facility matures in March 2023 and may be extended for two six-month periods, at our option.

(2)	Pre-payable anytime without penalty.

(3)	These properties are owned through consolidated joint ventures.

(4)	Represents the weighted average rate of three loans on the properties.

(5)	The loan maturity may be extended by one year, provided certain conditions are met.

(6)	See page 33 for additional disclosure regarding an unconsolidated real estate joint venture.

Corporate Office Properties Trust
Summary of Outstanding Debt as of 12/31/18 (continued)

(1) Revolving Credit Facility maturity of $213.0 million scheduled for 2023 is presented assuming our exercise of two six-month extension options.
(2) Includes the effect of interest rate swaps in effect that hedge the risk of changes in interest rates on variable rate debt.

Corporate Office Properties Trust
Debt Analysis
(dollars and square feet in thousands)

		As of and for Three				As of and for Three
		Months Ended		Line of Credit &		Months Ended
Senior Note Covenants (1)	Required	12/31/18		Term Loan Covenants (1)	Required	12/31/18
Total Debt / Total Assets	< 60%	39.4%		Total Debt / Total Assets	< 60%	34.5%
Secured Debt / Total Assets	< 40%	3.7%		Secured Debt / Total Assets	< 40%	3.4%
Debt Service Coverage	> 1.5x	4.0x		Adjusted EBITDA / Fixed Charges	> 1.5x	3.5x
Unencumbered Assets / Unsecured Debt	> 150%	252.0%		Unsecured Debt / Unencumbered Assets	< 60%	34.6%
				Unencumbered Adjusted NOI / Unsecured Interest Expense	> 1.75x	4.1x

Debt Ratios	Source			Unencumbered Portfolio Analysis
Gross debt	p. 29	$1,868,504		# of unencumbered properties		147
Adjusted book	p. 36	$4,785,794		% of total portfolio		90%
Net debt / adjusted book ratio		38.9%		Unencumbered square feet in-service		15,630
Net debt plus pref. equity / adj. book ratio		39.1%		% of total portfolio		86%
Net debt	p. 36	$1,860,145		NOI from unencumbered real estate operations		$73,923
Net debt plus preferred equity	p. 36	$1,868,945		% of total NOI from real estate operations		92%
In-place adjusted EBITDA	p. 10	$77,252		Adjusted EBITDA from unencumbered real estate operations		$68,562
Net debt / in-place adjusted EBITDA ratio		6.0	x	% of total adjusted EBITDA from real estate operations		91%
Net debt plus pref. equity / in-place adj. EBITDA ratio		6.0	x	Unencumbered adjusted book		$4,287,840
Denominator for debt service coverage	p. 35	$18,865		% of total adjusted book		90%
Denominator for fixed charge coverage	p. 35	$20,778
Adjusted EBITDA	p. 10	$75,200
Adjusted EBITDA debt service coverage ratio		4.0	x
Adjusted EBITDA fixed charge coverage ratio		3.6	x

(1) The covenants are calculated as defined in the applicable agreements, and the calculations differ between those agreements.

Corporate Office Properties Trust
Consolidated Real Estate Joint Ventures as of 12/31/18
(dollars and square feet in thousands)

Operating Properties	Operational Square Feet	Occupancy %	Leased %	NOI for the Three Months Ended 12/31/18 (1)	NOI for the Year Ended 12/31/18 (1)	Total Assets (2)	Venture Level Debt	% COPT Owned
Suburban Maryland:
M Square Associates, LLC (3 properties)	302	98.2%	98.2%	$1,832	$6,266	$66,337	$42,960	50%
Huntsville, Alabama:
LW Redstone Company, LLC (7 properties)	532	98.7%	99.1%	1,847	7,406	84,510	46,757	85%
Total/Average	834	98.6%	98.6%	$3,679	$13,672	$150,847	$89,717

Non-operating Properties	Estimated Developable Square Feet	Total Assets (1)	Venture Level Debt	% COPT Owned
Suburban Maryland:
M Square Research Park	461	$9,002	$—	50%
Huntsville, Alabama:
Redstone Gateway (3)	4,065	85,023	—	85%
Washington, DC:
Stevens Place	190	83,118	13,578	95%
Total	4,716	$177,143	$13,578

(1)	Represents NOI of the joint venture operating properties before allocation to joint venture partners.
(2)  Total assets includes the assets of the consolidated joint venture plus any outside investment basis.

(3)	Total assets include $57.0 million due from the City of Huntsville (including accrued interest) in connection with infrastructure costs funded by the joint venture.

Corporate Office Properties Trust
Unconsolidated Real Estate Joint Venture as of 12/31/18
(dollars and square feet in thousands)

Joint venture information
COPT ownership %	50%
Investment in unconsolidated real estate joint venture	$39,845
Number of properties	6
Square feet	962
Percentage occupied	100%

Balance sheet information	Venture	COPT’s Share (1)
Operating properties, net	$123,704	$61,852
Total Assets	$139,524	$69,762
Debt	$59,646	$29,823

	Three Months Ended 12/31/18		Year Ended 12/31/18
Operating information	Venture	COPT’s Share (1)	Venture	COPT’s Share (1)
Revenue	$2,929	$1,464	$11,634	$5,817
Operating expenses	(507)	(253)	(1,998)	(999)
NOI and EBITDA	2,422	1,211	9,636	4,818
Interest expense	(533)	(267)	(2,115)	(1,058)
Depreciation and amortization	(1,130)	(565)	(4,513)	(2,256)
Net income	$759	$379	$3,008	$1,504

NOI (per above)	$2,422	$1,211	$9,636	$4,818
Tenant funded landlord assets	(149)	(75)	(548)	(274)
Straight line rent adjustments	35	18	40	20
Cash NOI	$2,308	$1,154	$9,128	$4,564

(1) COPT’s share represents the portion allocable to our ownership interest.

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (dollars in thousands)

	Three Months Ended					Year Ended
	12/31/18	9/30/18	6/30/18	3/31/18	12/31/17	12/31/18	12/31/17
Gain on sales of real estate, net, per statements of operations	$2,367	$—	$(23)	$(4)	$4,452	$2,340	$9,890
Gain on sales of non-operating properties	—	—	—	—	—	—	(5,399)
Gain on sales of previously depreciated operating properties	$2,367	$—	$(23)	$(4)	$4,452	$2,340	$4,491

Impairment losses, per statements of operations	$2,367	$—	$—	$—	$13,659	$2,367	$15,123
Impairment losses on previously depreciated operating properties	(6)	—	—	—	(9,004)	(6)	(10,455)
Impairment losses on non-operating properties	$2,361	$—	$—	$—	$4,655	$2,361	$4,668

NOI from real estate operations (1)
Real estate revenues	$130,825	$128,988	$129,162	$128,278	$127,685	$517,253	$509,980
Real estate property operating expenses	(51,298)	(49,340)	(49,446)	(50,951)	(47,449)	(201,035)	(190,964)
COPT’s share of NOI in unconsolidated real estate JV (2)	1,211	1,206	1,202	1,199	1,203	4,818	4,805
NOI from real estate operations	80,738	80,854	80,918	78,526	81,439	321,036	323,821
General and administrative expenses	(5,105)	(5,796)	(6,067)	(5,861)	(5,552)	(22,829)	(24,008)
Leasing expenses	(1,976)	(1,103)	(1,561)	(1,431)	(1,447)	(6,071)	(6,829)
Business development expenses and land carry costs	(1,425)	(1,567)	(1,234)	(1,614)	(1,646)	(5,840)	(6,213)
NOI from construction contracts and other service operations	546	365	640	982	853	2,533	3,222
Impairment losses on non-operating properties	(2,361)	—	—	—	(4,655)	(2,361)	(4,668)
Equity in income (loss) of unconsolidated non-real estate entities	1,198	(2)	(1)	(2)	(2)	1,193	(5)
Interest and other income	74	1,486	1,439	1,359	1,501	4,358	6,318
Loss on early extinguishment of debt	(258)	—	—	—	—	(258)	(513)
Gain on sales of non-operating properties	—	—	—	—	—	—	5,399
Interest expense	(18,475)	(19,181)	(18,945)	(18,784)	(19,211)	(75,385)	(76,983)
COPT’s share of interest expense of unconsolidated real estate JV (2)	(267)	(266)	(264)	(261)	(266)	(1,058)	(1,058)
Income tax benefit (expense)	190	291	(63)	(55)	(953)	363	(1,098)
FFO - per NAREIT (1)	$52,879	$55,081	$54,862	$52,859	$50,061	$215,681	$217,385

(1) Refer to the section entitled “Definitions” for a definition of this measure.
(2) See page 33 for a schedule of the related components.

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended					Year Ended
	12/31/18	9/30/18	6/30/18	3/31/18	12/31/17	12/31/18	12/31/17
Total interest expense	$18,475	$19,181	$18,945	$18,784	$19,211	$75,385	$76,983
Less: Amortization of deferred financing costs	(550)	(468)	(468)	(468)	(443)	(1,954)	(2,928)
Less: Amortization of net debt discounts, net of amounts capitalized	(365)	(362)	(358)	(354)	(350)	(1,439)	(1,379)
Less: Accum. other comprehensive loss on derivatives amortized to expense	(34)	(33)	(34)	(34)	(54)	(135)	(143)
Gain on interest rate derivatives	—	—	—	—	191	—	234
COPT’s share of interest expense of unconsolidated real estate JV, excluding deferred financing costs	260	261	258	255	260	1,034	1,034
Denominator for interest coverage	17,786	18,579	18,343	18,183	18,815	72,891	73,801
Scheduled principal amortization	1,079	1,060	1,049	1,052	1,034	4,240	4,062
Denominator for debt service coverage	18,865	19,639	19,392	19,235	19,849	77,131	77,863
Capitalized interest	1,748	1,410	1,397	1,374	1,032	5,929	5,229
Preferred share dividends	—	—	—	—	—	—	6,219
Preferred unit distributions	165	165	165	165	165	660	660
Denominator for fixed charge coverage	$20,778	$21,214	$20,954	$20,774	$21,046	$83,720	$89,971

Preferred share dividends	$—	$—	$—	$—	$—	$—	$6,219
Preferred unit distributions	165	165	165	165	165	660	660
Common share dividends - unrestricted shares	30,206	29,821	28,284	27,974	27,747	116,285	109,489
Common share dividends - restricted shares	114	114	117	117	112	462	449
Common unit distributions	367	373	879	879	894	2,498	3,661
Total dividends/distributions	$30,852	$30,473	$29,445	$29,135	$28,918	$119,905	$120,478

Common share dividends - unrestricted shares	$30,206	$29,821	$28,284	$27,974	$27,747	$116,285	$109,489
Common unit distributions	367	373	879	879	894	2,498	3,661
Dividends and distributions for payout ratios	$30,573	$30,194	$29,163	$28,853	$28,641	$118,783	$113,150

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended
	12/31/18	9/30/18	6/30/18	3/31/18	12/31/17
Total Assets	$3,656,005	$3,650,366	$3,612,362	$3,596,238	$3,595,205
Accumulated depreciation	897,903	867,659	839,478	813,457	786,193
Accumulated amort. of real estate intangibles and deferred leasing costs	204,882	200,229	201,645	197,520	193,151
COPT’s share of liabilities of unconsolidated real estate JV	29,917	30,103	30,015	30,100	29,908
COPT’s share of accumulated depreciation and amortization of unconsolidated real estate JV	5,446	4,881	4,317	3,752	3,189
Less: Disposed property included in assets held for sale (1)	—	(42,226)	(42,226)	(42,226)	(42,226)
Less: Cash and cash equivalents	(8,066)	(9,492)	(8,472)	(8,888)	(12,261)
Less: COPT’s share of cash of unconsolidated real estate JV	(293)	(444)	(410)	(295)	(371)
Adjusted book	$4,785,794	$4,701,076	$4,636,709	$4,589,658	$4,552,788

Gross debt (page 29)	$1,868,504	$1,853,312	$1,914,066	$1,898,115	$1,872,167
Less: Cash and cash equivalents	(8,066)	(9,492)	(8,472)	(8,888)	(12,261)
Less: COPT’s share of cash of unconsolidated real estate JV	(293)	(444)	(410)	(295)	(371)
Net debt	$1,860,145	$1,843,376	$1,905,184	$1,888,932	$1,859,535
Preferred equity	8,800	8,800	8,800	8,800	8,800
Net debt plus preferred equity	$1,868,945	$1,852,176	$1,913,984	$1,897,732	$1,868,335

(1)
We provided a financial guaranty to the buyer of this property under which we provided a limited indemnification for losses it could incur related to a potential defined capital event occurring on the property. Accordingly, we did not recognize the sale of the property for accounting purposes until the expiration of the guaranty on 10/1/18, and we reported the sale price of the property, less sale costs, as a liability on our consolidated balance sheet as of 12/31/17 and each subsequent reporting date through 9/30/18. Our financial guaranty to the buyer expired on 10/1/18, resulting in no loss to us.

Corporate Office Properties Trust
Definitions

Non-GAAP Measures

We believe that the measures defined below that are not determined in accordance with generally accepted accounting principles (“GAAP”) are helpful to investors in measuring our performance and comparing it to that of other real estate investment trusts (“REITs”).  Since these measures exclude certain items includable in their respective most comparable GAAP measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP and non-GAAP measures.  These measures should not be used as an alternative to the respective most comparable GAAP measures when evaluating our financial performance or to cash flow from operating, investing and financing activities when evaluating our liquidity or ability to make cash distributions or pay debt service.

Adjusted book
Defined as total assets presented on our consolidated balance sheet excluding the effect of cash and cash equivalents, accumulated depreciation on real estate properties, accumulated amortization of intangible assets on real estate acquisitions, accumulated amortization of deferred leasing costs, disposed properties included in assets held for sale, unconsolidated real estate joint venture (“JV”) cash and cash equivalents, liabilities and accumulated depreciation and amortization (of real estate intangibles and deferred leasing costs) allocable to our ownership interest in the JV and the effect of properties serving as collateral for debt in default that we extinguished (or intend to extinguish) via conveyance of such properties.

Adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”)
Adjusted EBITDA is net income adjusted for the effects of interest expense, depreciation and amortization, impairment losses, gain on sales of properties, gain or loss on early extinguishment of debt, net gain or loss on other investments, operating property acquisition costs, income taxes, business development expenses, demolition costs on redevelopment and nonrecurring improvements and executive transition costs.  Adjusted EBITDA also includes adjustments to net income for the effects of the items noted above pertaining to an unconsolidated real estate JV that was allocable to our ownership interest in the JV. While EBITDA (earnings before interest, taxes, depreciation and amortization) is a universally-defined supplemental measure, Adjusted EBITDA incorporates additional adjustments for gains and losses from investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that adjusted EBITDA is a useful supplemental measure for assessing our un-levered performance.  We believe that net income is the most directly comparable GAAP measure to adjusted EBITDA.

Amortization of acquisition intangibles included in NOI
Represents the amortization of intangible asset and liability categories that is included in net operating income, including amortization of above- or below-market leases and above- or below-market cost arrangements.

Basic FFO available to common share and common unit holders (“Basic FFO”)
This measure is FFO adjusted to subtract (1) preferred share dividends, (2) income attributable to noncontrolling interests through ownership of preferred units in Corporate Office Properties, L.P. (the “Operating Partnership”) or interests in other consolidated entities not owned by us, (3) depreciation and amortization allocable to noncontrolling interests in other consolidated entities, (4) Basic FFO allocable to restricted shares and (5) issuance costs associated with redeemed preferred shares.  With these adjustments, Basic FFO represents FFO available to common shareholders and holders of common units in the Operating Partnership (“common units”).  Common units are substantially similar to our common shares of beneficial interest (“common shares”) and are exchangeable into common shares, subject to certain conditions.  We believe that Basic FFO is useful to investors due to the close correlation of common units to common shares.  We believe that net income is the most directly comparable GAAP measure to Basic FFO.

Corporate Office Properties Trust
Definitions

Cash net operating income (“Cash NOI”)
Defined as NOI from real estate operations adjusted to eliminate the effects of: straight-line rental adjustments, amortization of tenant incentives, amortization of acquisition intangibles included in FFO and NOI (including above- and below-market leases and above- or below-market cost arrangements), lease termination fees from tenants to terminate their lease obligations prior to the end of the agreed upon lease terms and rental revenue recognized under GAAP resulting from landlord assets and lease incentives funded by tenants.  Cash NOI also includes adjustments to NOI from real estate operations for the effects of the items noted above pertaining to an unconsolidated real estate JV that were allocable to our ownership interest in the JV. Under GAAP, rental revenue is recognized evenly over the term of tenant leases (through straight-line rental adjustments and amortization of tenant incentives), which, given the long term nature of our leases, does not align with the economics of when tenant payments are due to us under the arrangements.  Also under GAAP, when a property is acquired, we allocate the acquisition to certain intangible components, which are then amortized into NOI over their estimated lives, even though the resulting revenue adjustments are not reflective of our lease economics.  In addition, revenue from lease termination fees and tenant-funded landlord improvements, absent an adjustment from us, would result in large one-time lump sum amounts in Cash NOI that we do not believe are reflective of a property’s long-term value.  We believe that Cash NOI is a useful supplemental measure of operating performance for a REIT’s operating real estate because it makes adjustments to NOI for the above stated items to be more reflective of the economics of when tenant payments are due to us under our leases and the value of our properties.  As is the case with NOI, the measure is useful in our opinion in evaluating and comparing the performance of geographic segments, Same Properties groupings and individual properties.  We believe that operating income, as reported on our consolidated statements of operations, is the most directly comparable GAAP measure to Cash NOI.

COPT’s share of NOI from unconsolidated real estate JV
Represents the net of revenues and property operating expenses of real estate operations owned through an unconsolidated JV that is allocable to COPT’s ownership interest. This measure is included in the computation of NOI, our segment performance measure, as discussed below.

Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)
Defined as Diluted FFO, as adjusted for comparability, adjusted for the following: (1) the elimination of the effect of (a) noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of recurring tenant incentives, and amortization of acquisition intangibles included in FFO and NOI, both of which are described under “Cash NOI” above), (b) share-based compensation, net of amounts capitalized, (c) amortization of deferred financing costs, (d) amortization of debt discounts and premiums and (e) amortization of settlements of debt hedges; and (2) replacement capital expenditures (defined below).  Diluted AFFO also includes adjustments to Diluted FFO, as adjusted for comparability for the effects of the items noted above pertaining to an unconsolidated real estate JV that were allocable to our ownership interest in the JV. We believe that Diluted AFFO is a useful supplemental measure of operating performance for a REIT because it incorporates adjustments for: certain revenue and expenses that are not associated with cash to or from us during the period; and certain capital expenditures for operating properties incurred during the period that do require cash outlays.  We believe that net income is the most directly comparable GAAP measure to Diluted AFFO.

Diluted FFO available to common share and common unit holders (“Diluted FFO”)
Diluted FFO is Basic FFO adjusted to add back any changes in Basic FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares.  The computation of Diluted FFO assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO is useful to investors because it is the numerator used to compute Diluted FFO per share, discussed below.  We believe that net income is the most directly comparable GAAP measure to Diluted FFO.

Corporate Office Properties Trust
Definitions

Diluted FFO available to common share and common unit holders, as adjusted for comparability (“Diluted FFO, as adjusted for comparability”)
Defined as Diluted FFO or FFO adjusted to exclude: operating property acquisition costs; gains on sales of, and impairment losses on, properties other than previously depreciated operating properties; gain or loss on early extinguishment of debt; FFO associated with properties that secured non-recourse debt on which we defaulted and, subsequently, extinguished via conveyance of such properties (including property NOI, interest expense and gains on debt extinguishment); loss on interest rate derivatives; demolition costs on redevelopment and nonrecurring improvements; executive transition costs; and accounting charges for original issuance costs associated with redeemed preferred shares.  Diluted FFO, as adjusted for comparability also includes adjustments to Diluted FFO for the effects of the items noted above pertaining to an unconsolidated real estate JV that were allocable to our ownership interest in the JV. We believe this to be a useful supplemental measure alongside Diluted FFO as it excludes gains and losses from certain investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. The adjustment for FFO associated with properties securing non-recourse debt on which we defaulted pertains to the periods subsequent to our default on the loan’s payment terms, which was the result of our decision to not support payments on the loan since the estimated fair value of the properties was less than the loan balance. While we continued as the legal owner of the properties during this period, all cash flows produced by them went directly to the lender and we did not fund any debt service shortfalls, which included incremental additional interest under the default rate. We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share
Diluted FFO per share is (1) Diluted FFO divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of Diluted FFO per share assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating our FFO results in the same manner that investors use earnings per share (“EPS”) in evaluating net income available to common shareholders.  We believe that diluted EPS is the most directly comparable GAAP measure to Diluted FFO per share.

Diluted FFO per share, as adjusted for comparability
Defined as (1) Diluted FFO available to common share and common unit holders, as adjusted for comparability divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of this measure assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase the per share measure in a given period.  We believe this to be a useful supplemental measure alongside Diluted FFO per share as it excludes gains and losses from investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that diluted EPS is the most directly comparable GAAP measure.

Earnings before interest, income taxes, depreciation and amortization for real estate (“EBITDAre”)
Defined as net income adjusted for the effects of interest expense, depreciation and amortization, impairment losses on operating properties, gain on sales of operating properties and income taxes. EBITDAre also includes adjustments to net income for the effects of the items noted above pertaining to an unconsolidated real estate JV that was allocable to our ownership interest in the JV. While EBITDA (earnings before interest, taxes, depreciation and amortization) is a universally-defined supplemental measure, EBITDAre incorporates additional adjustments for gains and losses from investing activities related to our investments in operating properties. We believe that EBITDAre is a useful supplemental measure for assessing our un-levered performance. We believe that net income is the most directly comparable GAAP measure to EBITDAre.

Corporate Office Properties Trust
Definitions

Funds from operations (“FFO” or “FFO per NAREIT”)
Defined as net income computed using GAAP, excluding gains on sales of, and impairment losses on, previously depreciated operating properties and real estate-related depreciation and amortization.  When multiple properties consisting of both operating and non-operating properties exist on a single tax parcel, we classify all of the gains on sales of, and impairment losses on, the tax parcel as all being for previously depreciated operating properties when most of the value of the parcel is associated with operating properties on the parcel. FFO also includes adjustments to net income for the effects of the items noted above pertaining to an unconsolidated real estate JV that were allocable to our ownership interest in the JV. We believe that we use the National Association of Real Estate Investment Trust’s (“NAREIT”) definition of FFO, although others may interpret the definition differently and, accordingly, our presentation of FFO may differ from those of other REITs.  We believe that FFO is useful to management and investors as a supplemental measure of operating performance because, by excluding gains related to sales of, and impairment losses on, previously depreciated operating properties and excluding real estate-related depreciation and amortization, FFO can help one compare our operating performance between periods.  We believe that net income is the most directly comparable GAAP measure to FFO.

Gross debt
Defined as total consolidated outstanding debt, which is debt reported per our balance sheet adjusted to exclude net discounts and premiums and deferred financing costs, as further adjusted to include outstanding debt of an unconsolidated real estate JV that were allocable to our ownership interest in the JV.

In-place adjusted EBITDA
Defined as Adjusted EBITDA, as further adjusted for: (1) the removal of NOI pertaining to properties in the quarterly periods in which such properties were sold; and (2) the addition of pro forma adjustments to NOI for (a) properties acquired or placed in service subsequent to the commencement of a quarter made in order to reflect a full quarter of ownership/operations and (b) significant mid-quarter occupancy changes associated with properties recently placed in service with no occupancy. The measure also includes adjustments to Adjusted EBITDA for the effects of the items noted above pertaining to an unconsolidated real estate JV that were allocable to our ownership interest in the JV. We believe that in-place adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance, as further adjusted for changes in operating properties subsequent to the commencement of a quarter.  We believe that net income is the most directly comparable GAAP measure to in-place adjusted EBITDA.

Net debt
Defined as Gross debt (total outstanding debt reported per our balance sheet as adjusted to exclude net discounts and premiums and deferred financing costs), as adjusted to subtract cash and cash equivalents as of the end of the period and debt in default that was extinguished via conveyance of properties. The measure also includes adjustments to Gross debt for the effects of the items noted above pertaining to an unconsolidated real estate JV that were allocable to our ownership interest in the JV.

Net debt plus preferred equity
Defined as Net debt plus the total liquidation preference of our outstanding preferred equity.

Net debt to Adjusted book and Net debt plus preferred equity to Adjusted book
These measures divide either Net debt or Net debt plus preferred equity (defined above) by Adjusted book (defined above).

Net debt to in-place adjusted EBITDA ratio and Net debt plus preferred equity to in-place adjusted EBITDA ratio
Defined as Net debt or Net debt plus preferred equity (as defined above) divided by in-place adjusted EBITDA (defined above) for the three month period that is annualized by multiplying by four.

Corporate Office Properties Trust
Definitions

Net operating income from real estate operations (“NOI”)
NOI, which is our segment performance measure, includes: consolidated real estate revenues; consolidated property operating expenses; and the net of revenues and property operating expenses of real estate operations owned through an unconsolidated real estate JV that is allocable to COPT’s ownership interest in the JV. We believe that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core real estate operations that is unaffected by depreciation, amortization, financing and general, administrative and leasing expenses; we believe this measure is particularly useful in evaluating the performance of geographic segments, Same Properties groupings and individual properties.  We believe that operating income, as reported on our consolidated statements of operations, is the most directly comparable GAAP measure to NOI.

NOI debt service coverage ratio and Adjusted EBITDA debt service coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains or losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties) and scheduled principal amortization on mortgage loans.

NOI fixed charge coverage ratio and Adjusted EBITDA fixed charge coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of (1) interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains or losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties), (2) scheduled principal amortization on mortgage loans, (3) capitalized interest, (4) dividends on preferred shares and (5) distributions on preferred units in the Operating Partnership not owned by us.

NOI interest coverage ratio and Adjusted EBITDA interest coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains on losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties).

Payout ratios based on: Diluted FFO; Diluted FFO, as adjusted for comparability; and Diluted AFFO
These payout ratios are defined as (1) the sum of (a) dividends on unrestricted common shares and (b) distributions to holders of interests in the Operating Partnership and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO divided by (2) the respective non-GAAP measures on which the payout ratios are based.

Replacement capital expenditures
Replacement capital expenditures are defined as tenant improvements and incentives, building improvements and leasing costs incurred during the period for operating properties that are not (1) items contemplated prior to the acquisition of a property, (2) improvements associated with the expansion of a building or its improvements, (3) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class B office), (4) capital improvements that represent the addition of something new to the property rather than the replacement of something (for example, the addition of a new heating and air conditioning unit that is not replacing one that was previously there) or (5) replacements of significant components of a building after the building has reached the end of its original useful life. Replacement capital expenditures excludes expenditures of operating properties included in disposition plans during the period that were already sold or are held for future disposition. For cash tenant incentives not due to the tenant for a period exceeding three months past the date on which such incentives were incurred, we recognize such incentives as replacement capital expenditures in the periods such incentives are due to the tenant. Replacement capital expenditures, which is included in the computation of Diluted AFFO, is intended to represent non-transformative capital expenditures of existing properties held for long-term investment. We believe that the excluded expenditures are more closely associated with our investing activities than the performance of our operating portfolio.

Corporate Office Properties Trust
Definitions

Same Properties NOI and Same Properties Cash NOI
Defined as NOI, or Cash NOI, from real estate operations of Same Properties.  We believe that these are important supplemental measures of operating performance of Same Properties for the same reasons discussed above for NOI from real estate operations and Cash NOI.

Other Definitions

Acquisition Costs — Transaction costs expensed in connection with executed or anticipated acquisitions of operating properties.

Annualized Rental Revenue — The monthly contractual base rent as of the reporting date multiplied by 12, plus the estimated annualized expense reimbursements under existing leases for occupied space. With regard to properties owned through an unconsolidated real estate JV, we include the portion of Annualized Rental Revenue allocable to COPT’s ownership interest.

Average escalations — Leasing statistic used to report average increase in rental rates over lease terms for leases with a term of greater than one-year.

Construction Properties — Properties under, or contractually committed for, construction.

Core Portfolio — Represents Defense/IT Locations and Regional Office properties.

Defense/IT Locations — Represents properties in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and IT related activities servicing what we believe are growing, durable priority missions.

First Generation Space — Newly constructed or redeveloped space that has never been occupied.

Operational Space — The portion of a property in operations (excludes portion under construction or redevelopment).

Redevelopment Properties — Properties previously in operations on which activities to substantially renovate such properties were underway or approved.

Regional Office Properties — Includes office properties located in select urban/urban-like submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics. In prior years, this segment also included suburban properties that did not meet these characteristics (that were since disposed).

Same Properties — Operating office and data center shell properties continually owned and 100% operational since at least 1/1/17, excluding properties held for sale.

Second Generation Space — Space leased that has been previously occupied.

Total Portfolio — Operating properties, including ones owned through an unconsolidated real estate JV.

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	IR Contacts:
	Stephanie Krewson-Kelly	Michelle Layne
	443-285-5453	443-285-5452
	stephanie.kelly@copt.com	michelle.layne@copt.com

COPT Reports 4Q and Full Year 2018 Results

COLUMBIA, MD February 7, 2019-Corporate Office Properties Trust (“COPT” or the “Company”) (NYSE: OFC) announced financial and operating results for the fourth quarter and full year ended December 31, 2018.

Management Comments

“Our fourth quarter represented a strong finish to a solid year,” stated Stephen E. Budorick, COPT’s President & Chief Executive Officer. “Leasing further accelerated during the fourth quarter, resulting in nearly 250,000 square feet of vacancy leasing, 377,000 square feet of development leasing, and 700,000 square feet of renewals, resulting in a robust 82% retention rate. For the year, we leased over 4.2 million square feet, including nearly 600,000 square feet of vacancy leasing, and 1.1 million square feet of development leasing-the second highest level in our 20 year history as a public company.” He continued, “Thus far in 2019, we have completed the lease for the second floor at 310 NBP with the U.S. Government, are in advanced negotiations on a significant level of development leasing, and are on track to register another strong year of leasing in the operating portfolio.”

Financial Highlights

4th Quarter Financial Results:

•	Diluted earnings per share (“EPS”) was $0.16 for the quarter ended December 31, 2018 as compared to $0.10 for the fourth quarter of 2017.

•	Diluted funds from operations per share (“FFOPS”), as calculated in accordance with NAREIT’s definition, was $0.47 for the fourth quarter of 2018, equal to fourth quarter 2017 results.

•	FFOPS, as adjusted for comparability, was $0.50 for the quarter ended December 31, 2018 as compared to $0.53 for the fourth quarter of 2017.

Full Year 2018 Financial Results:

•	EPS for the year ended December 31, 2018 was $0.69 as compared to $0.56 for 2017.

•	Per NAREIT’s definition, FFOPS for 2018 was $1.97 as compared to $1.94 for 2017.

•	FFOPS, as adjusted for comparability, for 2018 was $2.01 as compared to $2.02 for 2017.

Adjustments for comparability encompass items such as gains and impairment losses on non-operating properties, losses on early extinguishment of debt, derivative gains (losses), issuance costs associated with

i

redeemed preferred shares, demolition costs of redevelopment and nonrecurring improvements, and executive transition costs.

Operating Performance Highlights

Operating Portfolio Summary:

•	At December 31, 2018, the Company’s core portfolio of 161 operating office properties was 93.1% occupied and 94.0% leased.

During the quarter, the Company placed two developments aggregating 238,000 square feet plus our build-to-suit for a defense contractor into service; all three developments were 100% leased. During the year, the Company placed seven developments totaling 688,000 square feet that were 90% leased and the build-to-suit for a defense contractor that was 100% leased into service.

Same-Property Performance:

•	At December 31, 2018, COPT’s same-property portfolio of 147 buildings was 93.0% occupied and 93.8% leased.

•
For the quarter and year ended December 31, 2018, the Company’s same-property cash NOI from Defense/IT locations increased 1.0% and 2.1%, respectively, over the prior year’s comparable periods. For the same time periods, the Company’s total same-property cash NOI decreased 1.1% and 0.4%, respectively, over the prior year’s comparable periods.

Leasing:

•
Square Feet Leased–For the quarter ended December 31, 2018, the Company leased 1.3 million total square feet, including 704,000 square feet of renewing leases, 248,000 square feet of new leases on vacant space, and 377,000 square feet in development projects.

For the year ended December 31, 2018, the Company leased 4.2 million total square feet, including 2.5 million square feet of renewing leases, 596,000 square feet of new leases on vacant space, and 1.1 million square feet in development projects.

•	Renewal Rates–During the fourth quarter and year ended December 31, 2018, the Company renewed 82.2% and 78.4%, respectively, of total expiring leases.

•
Rent Spreads & Average Escalations on Renewing Leases–For the quarter ended December 31, 2018, rents on renewed space increased 3.0% on a GAAP basis and decreased 6.9% on a cash basis; average annual escalations on renewing leases in the fourth quarter were 2.7%. For the year ended December 31, 2018, rents on renewed space increased 6.8% on a GAAP basis and decreased 2.0% on a cash basis; average annual escalations on renewing leases for the year were 2.6%.

•
Lease Terms–In the fourth quarter, lease terms averaged 4.6 years on renewing leases, 8.5 years on new leasing of vacant space, and 14.7 years on development leasing. For the year, lease terms averaged 3.8 years on renewing leases, 7.4 years on new leasing of vacant space, and 12.4 years on development leasing.

Investment Activity Highlights

Development & Redevelopment Projects:

•
Construction Pipeline. At January 2, 2019, the Company’s construction pipeline consisted of nine properties totaling 1.1 million square feet that were 81% leased. These projects have a total estimated cost of $332.5 million, of which $162.4 million has been incurred.

•
Redevelopment. At the end of the quarter, one project was under redevelopment totaling 106,000 square feet that was 0% leased. Subsequent to the quarter, the Company executed a 10,000 square foot pre-lease, bringing the project to 9% leased. The Company has invested $11.6 million of the $25.1 million anticipated total cost.

Balance Sheet and Capital Transaction Highlights

•
As of December 31, 2018, the Company’s net debt plus preferred equity to adjusted book ratio was 39.1% and its net debt plus preferred equity to in-place adjusted EBITDA ratio was 6.0x. For the same period, the Company’s adjusted EBITDA fixed charge coverage ratio was 3.6x.

•
As of December 31, 2018 and including the effect of interest rate swaps, the Company’s weighted average effective interest rate was 4.1%; additionally, 93% of the Company’s debt was subject to fixed interest rates and the consolidated debt portfolio had a weighted average maturity of 4.5 years.

•
During the fourth quarter and year ended December 31, 2018, the Company issued 1.4 million and 5.9 million common shares under its forward equity sale agreement for net proceeds of $40.0 million and $172.5 million, respectively. Also during the year, the Company issued 992,000 common shares through its At-the-Market (“ATM”) program at an average gross price of $30.46 per share for net proceeds of $29.8 million.

•
In October, the Company entered into a new $800 million credit agreement to replace its existing $800 million revolving credit facility. The new credit facility has a maturity date of March 2023, plus two six-month extension options. The new facility’s interest rate is calculated as LIBOR plus 77.5-145 basis points; based on the Company’s current credit ratings, the initial spread over LIBOR is 110 basis points.

Associated Supplemental Presentation
Prior to the call, the Company will post a slide presentation to accompany management’s prepared remarks for its fourth quarter and year end 2018 conference call, the details of which are provided below. The accompanying slide presentation can be viewed on and downloaded from the ‘Latest Updates’ section of COPT’s Investors website: https://investors.copt.com/

Conference Call Information
Management will discuss fourth quarter and year end 2018 results on its conference call tomorrow at 12:00 p.m. Eastern Time, details of which are listed below:

Conference Call Date:    Friday, February 8, 2019
Time:     12:00 p.m. Eastern Time
Telephone Number: (within the U.S.)     855-463-9057
Telephone Number: (outside the U.S.)    661-378-9894
Passcode:    1485747

The conference call will also be available via live webcast in the ‘Latest Updates’ section of COPT’s Investors website: https://investors.copt.com/

Replay Information
A replay of the conference call will be immediately available via webcast on the Investors website. Additionally, a telephonic replay of this call will be available beginning at 3:00 p.m. Eastern Time on Friday, February 8, through 3:00 p.m. Eastern Time on Friday, February 22. To access the replay within the United States, please call 855-859-2056; to access it from outside the United States, please call 404-537-3406. In either case, use passcode 1485747.

Definitions
For definitions of certain terms used in this press release, please refer to the information furnished in the Company’s Supplemental Information Package furnished on a Form 8-K which can be found on its website (www.copt.com). Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the attached tables.

Company Information
COPT is a REIT that owns, manages, leases, develops and selectively acquires office and data center properties in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing what it believes are growing, durable, priority missions (“Defense/IT Locations”). The Company also owns a portfolio of office properties located in select urban/urban-like submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics (“Regional Office Properties”). As of December 31, 2018, the Company derived 88% of its core portfolio annualized revenue from Defense/IT Locations and 12% from its Regional Office Properties. As of the same date and including six buildings owned through an unconsolidated joint venture, COPT’s core portfolio of 161 office and data center shell properties encompassed 17.9 million square feet and was 94.0% leased; the Company also owned one wholesale data center with a critical load of 19.25 megawatts.

Forward-Looking Information
This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Although the Company believes that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

*
general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values;

*	adverse changes in the real estate markets including, among other things, increased competition with other companies;

*
governmental actions and initiatives, including risks associated with the impact of a prolonged government shutdown or budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases, and/or a curtailment of demand for additional space by the Company's strategic customers;

*	the Company’s ability to borrow on favorable terms;

*
risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

*
risks of investing through joint venture structures, including risks that the Company’s joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company’s objectives;

*
changes in the Company’s plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of significant impairment losses;

*	the Company’s ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships;

*	possible adverse changes in tax laws;

*	the dilutive effects of issuing additional common shares;

*	the Company's ability to achieve projected results;

*	security breaches relating to cyber attacks, cyber intrusions or other factors; and

*	environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements. For further information, please refer to the Company’s filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

v

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2018	2017	2018	2017
Revenues
Real estate revenues	$130,825	$127,685	$517,253	$509,980
Construction contract and other service revenues	7,657	36,882	60,859	102,840
Total revenues	138,482	164,567	578,112	612,820
Expenses
Property operating expenses	51,298	47,449	201,035	190,964
Depreciation and amortization associated with real estate operations	36,219	33,938	137,116	134,228
Construction contract and other service expenses	7,111	36,029	58,326	99,618
Impairment losses	2,367	13,659	2,367	15,123
General and administrative expenses	5,105	5,552	22,829	24,008
Leasing expenses	1,976	1,447	6,071	6,829
Business development expenses and land carry costs	1,425	1,646	5,840	6,213
Total operating expenses	105,501	139,720	433,584	476,983
Operating income	32,981	24,847	144,528	135,837
Interest expense	(18,475)	(19,211)	(75,385)	(76,983)
Interest and other income	74	1,501	4,358	6,318
Gain on sales of real estate	2,367	4,452	2,340	9,890
Loss on early extinguishment of debt	(258)	—	(258)	(513)
Income before equity in income of unconsolidated entities and income taxes	16,689	11,589	75,583	74,549
Equity in income of unconsolidated entities	1,577	372	2,697	1,490
Income tax benefit (expense)	190	(953)	363	(1,098)
Net income	18,456	11,008	78,643	74,941
Net income attributable to noncontrolling interests:
Common units in the Operating Partnership (“OP”)	(210)	(314)	(1,742)	(1,890)
Preferred units in the OP	(165)	(165)	(660)	(660)
Other consolidated entities	(1,061)	(908)	(3,940)	(3,646)
Net income attributable to COPT	17,020	9,621	72,301	68,745
Preferred share dividends	—	—	—	(6,219)
Issuance costs associated with redeemed preferred shares	—	—	—	(6,847)
Net income attributable to COPT common shareholders	$17,020	$9,621	$72,301	$55,679

Earnings per share (“EPS”) computation:
Numerator for diluted EPS:
Net income attributable to COPT common shareholders	$17,020	$9,621	$72,301	$55,679
Amount allocable to share-based compensation awards	(114)	(112)	(462)	(449)
Numerator for diluted EPS	$16,906	$9,509	$71,839	$55,230
Denominator:
Weighted average common shares - basic	108,528	99,304	103,946	98,969
Dilutive effect of share-based compensation awards	45	68	134	132
Dilutive effect of forward equity sale agreements	—	215	45	54
Weighted average common shares - diluted	108,573	99,587	104,125	99,155
Diluted EPS	$0.16	$0.10	$0.69	$0.56

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2018	2017	2018	2017
Net income	$18,456	$11,008	$78,643	$74,941
Real estate-related depreciation and amortization	36,219	33,938	137,116	134,228
Impairment losses on previously depreciated operating properties	6	9,004	6	10,455
Gain on sales of previously depreciated operating properties	(2,367)	(4,452)	(2,340)	(4,491)
Depreciation and amortization on unconsolidated real estate JV	565	563	2,256	2,252
Funds from operations (“FFO”)	52,879	50,061	215,681	217,385
Preferred share dividends	—	—	—	(6,219)
Issuance costs associated with redeemed preferred shares	—	—	—	(6,847)
Noncontrolling interests - preferred units in the OP	(165)	(165)	(660)	(660)
FFO allocable to other noncontrolling interests	(1,011)	(874)	(3,768)	(3,675)
Basic and diluted FFO allocable to share-based compensation awards	(200)	(198)	(851)	(814)
Basic FFO available to common share and common unit holders (“Basic FFO”)	51,503	48,824	210,402	199,170
Redeemable noncontrolling interests	331	—	1,540	—
Diluted FFO available to common share and common unit holders (“Diluted FFO”)	51,834	48,824	211,942	199,170
Gain on sales of non-operating properties	—	—	—	(5,399)
Impairment losses on non-operating properties	2,361	4,655	2,361	4,668
Income tax expense associated with FFO comparability adjustments	—	800	—	800
Gain on interest rate derivatives	—	(191)	—	(234)
Loss on early extinguishment of debt	258	—	258	513
Issuance costs associated with redeemed preferred shares	—	—	—	6,847
Demolition costs on redevelopment and nonrecurring improvements	163	—	462	294
Executive transition costs	371	—	793	732
Diluted FFO comparability adjustments allocable to share-based compensation awards	(13)	(23)	(16)	(35)
Diluted FFO available to common share and common unit holders, as adjusted for comparability	54,974	54,065	215,800	207,356
Straight line rent adjustments and lease incentive amortization	(46)	(1,343)	(1,487)	46
Amortization of intangibles included in net operating income	153	342	893	1,344
Share-based compensation, net of amounts capitalized	1,601	1,523	6,193	5,353
Amortization of deferred financing costs	550	443	1,954	2,928
Amortization of net debt discounts, net of amounts capitalized	365	350	1,439	1,379
Accum. other comprehensive loss on derivatives amortized to expense	34	54	135	143
Replacement capital expenditures	(14,848)	(23,475)	(64,784)	(63,026)
Other diluted AFFO adjustments associated with real estate JVs	(28)	(39)	121	(210)
Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)	$42,755	$31,920	$160,264	$155,313
Diluted FFO per share	$0.47	$0.47	$1.97	$1.94
Diluted FFO per share, as adjusted for comparability	$0.50	$0.53	$2.01	$2.02
Dividends/distributions per common share/unit	$0.275	$0.275	$1.100	$1.100

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars and shares in thousands, except per share data)

	December 31, 2018	December 31, 2017
Balance Sheet Data
Properties, net of accumulated depreciation	$3,250,626	$3,141,105
Total assets	3,656,005	3,595,205
Debt, per balance sheet	1,823,909	1,828,333
Total liabilities	2,002,697	2,103,773
Redeemable noncontrolling interest	26,260	23,125
Equity	1,627,048	1,468,307
Net debt to adjusted book	38.9%	40.8%

Core Portfolio Data (as of period end) (1)
Number of operating properties	161	156
Total net rentable square feet owned (in thousands)	17,937	17,059
Occupancy %	93.1%	94.5%
Leased %	94.0%	95.1%

	For the Three Months Ended December 31,				For the Years Ended December 31,
	2018		2017		2018		2017
Payout ratios
Diluted FFO	59.0%		58.7%		56.0%		56.8%
Diluted FFO, as adjusted for comparability	55.6%		53.0%		55.0%		54.6%
Diluted AFFO	71.5%		89.7%		74.1%		72.9%
Adjusted EBITDA fixed charge coverage ratio	3.6	x	3.7	x	3.6	x	3.4	x
Net debt to in-place adjusted EBITDA ratio (2)	6.0	x	6.1	x	N/A		N/A
Net debt plus preferred equity to in-place adjusted EBITDA ratio (3)	6.0	x	6.1	x	N/A		N/A

Reconciliation of denominators for per share measures
Denominator for diluted EPS	108,573		99,587		104,125		99,155
Weighted average common units	1,345		3,252		2,468		3,362
Redeemable noncontrolling interests	1,126		—		936		—
Denominator for diluted FFO per share and as adjusted for comparability	111,044		102,839		107,529		102,517

(1)	Represents Defense/IT Locations and Regional Office properties.

(2)	Represents net debt as of period end divided by in-place adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).

(3)
Represents net debt plus the total liquidation preference of preferred equity as of period end divided by in-place adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars in thousands)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2018	2017	2018	2017
Reconciliation of common share dividends to dividends and distributions for payout ratios
Common share dividends - unrestricted shares	$30,206	$27,747	$116,285	$109,489
Common unit distributions	367	894	2,498	3,661
Dividends and distributions for payout ratios	$30,573	$28,641	$118,783	$113,150

Reconciliation of GAAP net income to earnings before interest, income taxes, depreciation and amortization for real estate (“EBITDAre”), adjusted EBITDA and in-place adjusted EBITDA
Net income	$18,456	$11,008	$78,643	$74,941
Interest expense	18,475	19,211	75,385	76,983
Income tax (benefit) expense	(190)	953	(363)	1,098
Depreciation of furniture, fixtures and equipment	404	600	1,947	2,273
Real estate-related depreciation and amortization	36,219	33,938	137,116	134,228
Impairment losses on previously depreciated operating properties	6	9,004	6	10,455
Gain on sales of previously depreciated operating properties	(2,367)	(4,452)	(2,340)	(4,491)
Adjustments from unconsolidated real estate JV	832	829	3,314	3,310
EBITDAre	71,835	71,091	293,708	298,797
Impairment losses on non-operating properties	2,361	4,655	2,361	4,668
Loss on early extinguishment of debt	258	—	258	513
Gain on sales of non-operating properties	—	—	—	(5,399)
Net gain on other investments	(449)	—	(449)	—
Business development expenses	661	1,116	3,114	3,786
Demolition costs on redevelopment and nonrecurring improvements	163	—	462	294
Executive transition costs	371	—	793	732
Adjusted EBITDA	75,200	76,862	$300,247	$303,391
Proforma net operating income adjustment for property changes within period	2,052	(578)
In-place adjusted EBITDA	$77,252	$76,284

Reconciliation of interest expense to the denominators for fixed charge coverage-Adjusted EBITDA
Interest expense	$18,475	$19,211	$75,385	$76,983
Less: Amortization of deferred financing costs	(550)	(443)	(1,954)	(2,928)
Less: Amortization of net debt discounts, net of amounts capitalized	(365)	(350)	(1,439)	(1,379)
Less: Accum. other comprehensive loss on derivatives amortized to expense	(34)	(54)	(135)	(143)
Gain on interest rate derivatives	—	191	—	234
COPT’s share of interest expense of unconsolidated real estate JV, excluding deferred financing costs	260	260	1,034	1,034
Scheduled principal amortization	1,079	1,034	4,240	4,062
Capitalized interest	1,748	1,032	5,929	5,229
Preferred share dividends	—	—	—	6,219
Preferred unit distributions	165	165	660	660
Denominator for fixed charge coverage-Adjusted EBITDA	$20,778	$21,046	$83,720	$89,971

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars in thousands)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2018	2017	2018	2017
Reconciliations of tenant improvements and incentives, capital improvements and leasing costs for operating properties to replacement capital expenditures
Tenant improvements and incentives	$7,876	$14,804	$37,502	$37,034
Building improvements	9,306	9,241	22,977	22,308
Leasing costs	3,800	3,242	9,847	8,487
Net (exclusions from) additions to tenant improvements and incentives	(2,131)	(2,929)	1,577	2,984
Excluded building improvements	(3,984)	(853)	(7,073)	(7,757)
Excluded leasing costs	(19)	(30)	(46)	(30)
Replacement capital expenditures	$14,848	$23,475	$64,784	$63,026

Same Properties cash NOI	$70,923	$71,711	$283,450	$284,470
Straight line rent adjustments and lease incentive amortization	(638)	(1,050)	(4,287)	(2,808)
Amortization of acquired above- and below-market rents	(97)	(287)	(671)	(1,123)
Amortization of below-market cost arrangements	(147)	(147)	(589)	(590)
Lease termination fees, gross	906	828	3,231	2,911
Tenant funded landlord assets and lease incentives	409	1,118	3,421	4,488
Cash NOI adjustments in unconsolidated real estate JV	57	73	254	336
Same Properties NOI	$71,413	$72,246	$284,809	$287,684

	December 31, 2018	December 31, 2017
Reconciliation of total assets to adjusted book
Total assets	$3,656,005	$3,595,205
Accumulated depreciation	897,903	786,193
Accumulated amortization of real estate intangibles and deferred leasing costs	204,882	193,151
COPT’s share of liabilities of unconsolidated real estate JV	29,917	29,908
COPT’s share of accumulated depreciation and amortization of unconsolidated real estate JV	5,446	3,189
Less: Disposed property included in assets held for sale	—	(42,226)
Less: Cash and cash equivalents	(8,066)	(12,261)
Less: COPT’s share of cash of unconsolidated real estate JV	(293)	(371)
Adjusted book	$4,785,794	$4,552,788

Reconciliation of debt outstanding to net debt and net debt plus preferred equity
Debt outstanding (excluding net debt discounts and deferred financing costs)	$1,868,504	$1,872,167
Less: Cash and cash equivalents	(8,066)	(12,261)
Less: COPT’s share of cash of unconsolidated real estate JV	(293)	(371)
Net debt	$1,860,145	$1,859,535
Preferred equity	8,800	8,800
Net debt plus preferred equity	$1,868,945	$1,868,335

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